UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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☑	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
NASTECH PHARMACEUTICAL COMPANY INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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NASTECH PHARMACEUTICAL COMPANY INC.
3450 Monte Villa Parkway
Bothell, Washington 98021

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held Tuesday, June 13, 2006 AT 9:00 A.M. (Eastern Daylight Time)

TO THE STOCKHOLDERS OF NASTECH PHARMACEUTICAL COMPANY INC.:

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of NASTECH PHARMACEUTICAL COMPANY INC. (the “Company”) will be held on Tuesday, June 13, 2006, at 9:00 A.M. Eastern Daylight Time, at The University Club, 1 West 54th Street, New York, New York 10019 to consider and vote on the following proposals:

1. To elect eleven (11) persons to the Board of Directors of the Company, each to hold office until the 2007 annual meeting of stockholders and until their respective successors shall have been duly elected or appointed and qualify;

2. To consider and vote upon a proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the ensuing year; and

3. To consider and vote upon a proposal to approve and adopt an amendment to the Nastech Pharmaceutical Company Inc. 2004 Stock Incentive Plan to increase the number of shares authorized thereunder by 1,000,000 shares, from 1,350,000 shares to 2,350,000 shares.

The enclosed Proxy Statement includes information relating to these proposals. Additional purposes of the Annual Meeting are to receive reports of officers (without taking action thereon) and to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record as of the close of business on April 21, 2006 are entitled to notice of and to vote at the Annual Meeting. At least a majority of the outstanding shares of common stock of the Company present in person or by proxy is required for a quorum. You may vote electronically through the internet or by telephone. The instructions on your proxy card describe how to use these convenient services. Of course, if you prefer, you can vote by mail by completing your proxy card and returning it to the Company in the enclosed envelope.

By Order of the Board of Directors,

Philip C. Ranker
Secretary

May 8, 2006
Bothell, Washington

THE BOARD OF DIRECTORS APPRECIATES AND ENCOURAGES YOUR PARTICIPATION IN THE COMPANY’S ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. ACCORDINGLY, PLEASE AUTHORIZE A PROXY TO VOTE YOUR SHARES BY INTERNET, TELEPHONE OR MAIL. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY, IF YOU WISH, AND VOTE IN PERSON. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THIS PROXY STATEMENT.

PROPOSAL NO. 1: ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
DIRECTORS AND EXECUTIVE OFFICERS
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
COMPENSATION OF DIRECTORS
EXECUTIVE COMPENSATION
REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
COMPARISON OF STOCK PERFORMANCE
PROPOSAL NO. 3
SUBMISSION OF STOCKHOLDER PROPOSALS
SECTION 16( a ) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS

NASTECH PHARMACEUTICAL COMPANY INC.
3450 Monte Villa Parkway
Bothell, Washington 98021

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS
To be held Tuesday, June 13, 2006 at 9:00 a.m. (Eastern Daylight Time)

ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

General

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors (the “Board of Directors”) of NASTECH PHARMACEUTICAL COMPANY INC. (the “Company”), a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on Tuesday, June 13, 2006, at 9:00 A.M. Eastern Daylight Time, at The University Club, 1 West 54th Street, New York, New York 10019, and at any postponements or adjournments thereof (the “Annual Meeting”). This Proxy Statement, the Notice of Annual Meeting of Stockholders and the accompanying proxy card, are being mailed to stockholders on or about May 8, 2006.

Solicitation and Voting Procedures

Solicitation.  The solicitation of proxies will be conducted by mail, and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of the Company’s common stock, par value $0.006 per share (the “Common Stock”). The Company intends to use the services of Morrow & Co., Inc., 445 Park Avenue, 5th Floor, New York, New York, 10022, in soliciting proxies and, as a result, the Company expects to pay approximately $7,500, plus out-of-pocket expenses, for such services. The Company may conduct further solicitation personally, telephonically, electronically or by facsimile through its officers, directors and regular employees, none of whom would receive additional compensation for assisting with the solicitation.

Voting.  Stockholders of record may authorize the proxies named in the enclosed proxy card to vote their shares of Common Stock in the following manner:

•	by mail, by marking the enclosed proxy card, signing and dating it, and returning it in the postage-paid enveloped provided;

•	by telephone, by dialing the toll-free telephone number 1-800-PROXIES (1-800-776-9437) from within the United States or Canada and following the instructions. Stockholders voting by telephone need not return the proxy card; and

•	through the internet, by accessing the World Wide Website address www.voteproxy.com. Stockholders voting by the internet need not return the proxy card.

Revocability of Proxies.  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised in the same manner in which it was given, or by delivering to Philip C. Ranker, Secretary, Nastech Pharmaceutical Company Inc., 3450 Monte Villa Parkway, Bothell, Washington 98021, a written notice of revocation or a properly executed proxy bearing a later date, or by attending the Annual Meeting and giving notice of your intention to vote in person.

Voting Procedure.  The presence at the Annual Meeting of a majority of the outstanding shares of Common Stock of the Company, represented either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The close of business on April 21, 2006 has been fixed as the record date (the “Record Date”) for determining the holders of shares of Common Stock entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock outstanding on the Record Date is entitled to one vote on all matters. As of the Record Date, there were 21,703,105 shares of Common Stock outstanding. Under Delaware law, stockholders will not have appraisal or similar rights in connection with any proposal set forth in this Proxy Statement.

Stockholder votes will be tabulated by the persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. Shares represented by a properly executed and delivered proxy will be voted at the Annual Meeting and, when instructions have been given by the stockholder, will be voted in accordance with those instructions. If no instructions are given, the shares will be voted FOR Proposal Nos. 1, 2, and 3. Abstentions and broker non-votes will each be counted as present for the purpose of determining whether a quorum is present at the Annual Meeting. Abstentions will have no effect on the outcome of the election of directors, but will be counted as a vote AGAINST the ratification of KPMG LLP as the Company’s independent registered public accounting firm for the ensuing year and AGAINST the proposed amendment to the Company’s 2004 Stock Incentive Plan.

Broker non-votes will have no effect on the outcome of the election of directors, the ratification of KPMG LLP as the Company’s independent registered public accounting firm or the proposed amendment to the Company’s 2004 Stock Incentive Plan. A broker non-vote occurs when a broker submits a proxy card with respect to shares of Common Stock held in a fiduciary capacity (typically referred to as being held in “street name”), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Conduct Rule 2260 of the Nasdaq National Stock Market (“Nasdaq”) states that member organizations are not permitted to give proxies when instructions have not been received from beneficial owners, provided, however, that a member organization may give proxies when instructions have not been received from beneficial owners if given pursuant to the rules of a national securities exchange to which the member is also responsible. Under Rule 452 of the New York Stock Exchange (the “NYSE”), which governs brokers who are voting with respect to shares held in street name, a broker may have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors, the ratification of independent registered public accounting firm and increases in authorized common stock for general corporate purposes. Accordingly, a broker that is a member organization of Nasdaq will not be permitted to vote a properly executed proxy when no instructions have been given, unless such broker is also a member of the NYSE, in which case such broker would have the discretion to vote the proxy for Proposal Nos. 1 and 2 in accordance with Rule 452 of the NYSE, but will not have discretion to cast a vote on Proposal No. 3.

On each matter properly presented for consideration at the Annual Meeting, stockholders will be entitled to one vote for each share of Common Stock held. Stockholders do not have cumulative voting rights in the election of directors. For the election of directors, the nominees who receive a plurality of votes from the shares present and entitled to vote at the Annual Meeting will be elected. For the ratification of the Company’s independent registered public accounting firm and the adoption of the proposed amendment to the Company’s 2004 Stock Incentive Plan, the vote of a majority of the shares present and entitled to vote is required.

If any other matters are properly presented for consideration at the meeting, the persons named in the enclosed proxy will have discretion to vote on those matters in accordance with their best judgment.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

General

The Board of Directors currently consists of eleven (11) members. The Company’s Amended and Restated Bylaws (the “Bylaws”) provide that the Board of Directors shall consist of not less than five (5) members and not more than eleven (11) members.

At the Annual Meeting, eleven (11) directors are to be elected by the holders of the Common Stock to serve until the 2007 annual meeting of the Company’s stockholders and until such directors’ respective successors are elected or appointed and qualify or until any such director’s earlier resignation or removal. The Board of Directors, acting upon the unanimous recommendation of its Nominating and Corporate Governance Committee, has nominated Dr. Steven C. Quay, Susan B. Bayh, J. Carter Beese, Jr., Alexander D. Cross, Ph.D., Dr. Ian R. Ferrier, Myron Z. Holubiak, Leslie D. Michelson, John V. Pollock, Gerald T. Stanewick, Bruce R. Thaw and Devin N. Wenig for election to the Board of Directors at the Annual Meeting. In the event any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the current Board of Directors or the proxy holders to fill such vacancy or for the balance of those nominees named without the nomination of a substitute, or the size of the Board of Directors may be reduced in accordance with the Company’s Bylaws.

Nominees

The following information is submitted concerning the nominees for election as directors based upon information received by the Company from such persons:

Dr. Steven C. Quay.  Dr. Quay has been employed by the Company since August 2000 as Chairman of the Board, President and Chief Executive Officer. In 1999, Dr. Quay founded and was Chairman, President and Chief Executive Officer of Atossa Healthcare, Inc. (“Atossa”), which focused on the development of a proprietary platform of diagnostics and treatments related to breast cancer risk assessment and therapeutics and other healthcare products for women. The Company acquired Atossa in August 2000. In 1991, Dr. Quay founded Sonus Pharmaceuticals, Inc. (“Sonus”), a company engaged in the research and development of drug delivery systems and oxygen delivery products based on emulsion and surfactant technology, where he served as Chief Executive Officer, President and a director until June 1999. In 1984, Dr. Quay founded Salutar, Inc. (“Salutar”) to develop contrast agents for magnetic resonance imaging. Two pharmaceuticals, OmniScan® and TeslaScan®, were invented by Dr. Quay at Salutar and are now FDA-approved for sale in the United States and other countries. Dr. Quay has authored more than 100 papers in diagnostic imaging, oncology and biochemistry and holds 55 U.S. patents. Dr. Quay graduated from the University of Michigan Medical School, where he received an M.A. and a Ph.D. in biological chemistry in 1974 and 1975, respectively, and an M.D. in 1977. Dr. Quay completed his post-graduate work in the chemistry department of Massachusetts Institute of Technology and received his residency training at Massachusetts General Hospital, Harvard Medical School in Boston. From 1980 to 1986, he was a faculty member of Stanford University School of Medicine. Dr. Quay serves as a member of the Board of Directors pursuant to an agreement with the Company set forth in his employment agreement. See “Certain Relationships and Related Transactions — Contractual Arrangements.”

Susan B. Bayh.  Mrs. Bayh has been a director of the Company since July 2005 and currently serves as a member of the Compensation and Nominating and Corporate Governance Committees of the Board of Directors. Mrs. Bayh currently serves on the boards of directors of Curis, Inc., a therapeutic drug development company, Dendreon Corporation, a therapeutic drug development company, Dyax Corp., a biopharmaceutical company, Emmis Communications, a diversified media company and Wellpoint, Inc., a Blue Cross/ Blue Shield company. In addition, Mrs. Bayh is a member of the Audit and Compensation Committees of the board of directors of Curis, Inc., and a member of the Compensation Committee of the board of directors of Emmis Communications. Previously, Mrs. Bayh also served on the boards of directors of Cubist Pharmaceuticals, Inc., a pharmaceutical company, from 2000 to 2004, and Esperion Therapeutics, Inc., a biopharmaceutical company, from 2000 to 2003. From 1994 to 2004, she was a Distinguished Visiting Professor at the College of Business Administration at Butler University in Indianapolis, Indiana. From 1994 to 2000, she was a Commissioner for the International Joint Commission of the Water Treaty Act between the United States and Canada. From 1989 to 1994, Mrs. Bayh served as an attorney in the Pharmaceutical Division of Eli Lilly and Company. Mrs. Bayh earned a Bachelor of Arts degree from the University of California at Berkeley and received her J.D. degree from the Univ. of Southern California Law Center.

J. Carter Beese, Jr.  Mr. Beese has been a director of the Company since June 2003, and currently serves as a member of the Audit and Compensation Committees of the Board of Directors. He currently serves as a member of the boards of directors of Aether Holdings, Inc., for which he also serves as a member of the Audit Committee, and the National Stock Exchange, and has served on numerous other public and private company boards. He also serves as a senior advisor to Allied Capital Corporation and the Center for Strategic International Studies. In November 2003, Mr. Beese was named by U.S. District Judge Rakoff and the Securities and Exchange Commission as the manager of the $250 million of MCI stock to be distributed to the victims of accounting fraud pursuant to the Fair Fund provision of the Sarbanes-Oxley Act of 2002. From July 1998 to September 2005, Mr. Beese served as President of Riggs Capital Partners, a division of Riggs National Corp., a venture fund that managed in excess of $100 million. From September 1997 until July 1998, Mr. Beese was Vice Chairman of the Global Banking Group at Bankers Trust. Prior to the merger of Bankers Trust and Alex. Brown, from November 1994 until September 1997, Mr. Beese was chairman of Alex. Brown International. He originally joined Alex. Brown in 1978, became an officer in 1984 and a partner in 1987. Mr. Beese served as a commissioner of the U.S. Securities and Exchange Commission from 1992 to 1994. He was also a member of President Bush’s Information Technology Advisory Committee. Mr. Beese received a B.S. in Economics and a B.S. in Political Science from Rollins College.

Alexander D. Cross, Ph.D.  Dr. Cross has been a director of the Company since July 2005 and currently is a member of the Audit and Nominating and Corporate Governance Committees of the Board of Directors. Dr. Cross currently serves on the board of directors of Ligand Pharmaceuticals Inc. and is a member of its Audit Committee. Dr. Cross is also the Chairman of the Board and Chief Executive Officer of Cytopharm, Inc., as well as a director of Corium International, Inc. Dr. Cross has been a consultant in the fields of pharmaceuticals and biotechnology since January 1986 and is presently a principal of NDA Partners. Previously, Dr. Cross served as President and Chief Executive Officer of Zoecon Corporation, a biotechnology company, from April 1983 to December 1985, and Executive Vice President and Chief Operating Officer from 1979 to 1983. Dr. Cross also previously held several corporate management positions at Syntex Corporation from 1961 through 1979. Dr. Cross holds 109 issued United States patents and is the author of 90 peer-reviewed publications. Dr. Cross received his B.Sc., Ph.D. and D.Sc. degrees from the University of Nottingham, England, and is a Fellow of the Royal Society of Chemistry.

Dr. Ian R. Ferrier.  Dr. Ferrier has been a director of the Company since January 1995. Dr. Ferrier is the founder, President and Chief Executive Officer of Bogart Delafield Ferrier Inc., and has served in such capacity since its inception in 1982. In addition, Dr. Ferrier currently serves on the board of directors of Sonic Foundry Inc. Trained in medicine and pharmacology, Dr. Ferrier has managed and directed pharmaceutical programs and guided the growth of several multi-national companies. He has served on the board of directors of a number of health care and biotechnical firms, as well as serving as consultant to many of the world’s major pharmaceutical companies. From 1982 to 1987, Dr. Ferrier served as President of McCann Healthcare Inc. From 1982 to 1983, Dr. Ferrier served as Chairman of The Covington Group of Companies, in 1982 as Executive Vice President of TechAmerica Group and from 1979 to 1982, as Vice President of Kalipharma Inc. From 1975 to 1979, Dr. Ferrier served as Chief Executive Officer of the Monadnock Medical Center. Dr. Ferrier received a B.Sc. in Pharmacology from the University of Edinburgh, Edinburgh, Scotland, served his residency training in nephrology/clinical pharmacology at Southmead General Hospital, University of Bristol Associated Hospitals, Bristol, England and completed a post-graduate internship at the Western General Hospital of the University of Edinburgh Associated Hospitals, Edinburgh, Scotland.

Myron Z. Holubiak.  Mr. Holubiak has been a director of the Company since June 2004, and currently serves as a member of the Compensation and Nominating and Corporate Governance Committees of the Board of Directors. Mr. Holubiak is currently a member of the board of directors of BioScrip Inc., and serves on its

Compensation Committee and Governance Committee. Since 2002, Mr. Holubiak has been a partner, President, and Chief Operating Officer of HealthSTAR Communications, Inc., a health care marketing communications network. From August 2001 to June 2002, Mr. Holubiak was President, Chief Operating Officer and a member of the board of directors of iPhysicianNet, Inc., a video detailing company. From December 1998 to August 2001, Mr. Holubiak served as the President of Roche Laboratories, Inc., a major research based pharmaceutical company, and was responsible for all U.S. operations including oversight of the market development and launch of the obesity product, Xenical, and the influenza product, Tamiflu. Prior to holding this position, he spent 15 years in a variety of marketing, sales and executive positions with Roche Laboratories, founded Emron, Inc., a health care consulting company, and participated in the founding of the Academy of Managed Care Pharmacy. Mr. Holubiak served on the board of directors of the Robert Wood Johnson Hospital Foundation from 1999 to 2001. He currently serves on the board of directors of the Children of Chernobyl Relief Foundation. Mr. Holubiak received a B.S. in Molecular Biology and Biophysics from the University of Pittsburgh in 1969, and did graduate work in Biophysics at the University of Pittsburgh from 1969 to 1970.

Leslie D. Michelson.  Mr. Michelson has been a director of the Company since June 2004, and currently serves as the Lead Independent Director and as Chairman of the Audit Committee of the Board of Directors. Mr. Michelson has served as Vice Chairman and Chief Executive Officer of the Prostate Cancer Foundation, the world’s largest private source of prostate cancer research funding since April 2002. From 1995 to 2005 Mr. Michelson was a member of the board of directors of Catellus Development Corporation, a NYSE listed real estate investment trust. From April 2001 to April 2002, Mr. Michelson served as an investor, advisor and/or director for a portfolio of entrepreneurial health care, technology and real estate companies. From March 2000 to August 2001, Mr. Michelson served as Chief Executive Officer and as a director of Acurian, Inc., an Internet company that accelerates clinical trials for new prescription drugs. From 1999 to March 2000, Mr. Michelson served as Managing Director of Saybrook Capital, LLC, an investment bank specializing in the real estate and health care industries. From June 1998 to February 1999, Mr. Michelson served as Chairman and Co-Chief Executive Officer of Protocare, Inc., a manager of clinical trials for the pharmaceutical industry and disease management firm. From 1988 to 1998, Mr. Michelson served as Chairman and Chief Executive Officer of Value Health Sciences, Inc., an applied health services research firm. Mr. Michelson received a B.A. in Social and Behavioral Sciences from The Johns Hopkins University in 1973 and a J.D. from Yale Law School in 1976.

John V. Pollock.  Mr. Pollock has been a director of the Company since September 1993, and currently serves as a member of the Audit Committee and Chairman of the Compensation Committee of the Board of Directors. Mr. Pollock is presently the Executive Vice President of United Bank in Vienna, Virginia. From 1975 through the present, he has been a senior banking executive and Chief Executive Officer of other banks in the Washington, D.C. area. From 1991 to 2003, Mr. Pollock served as a director of Frank E. Basil, Inc., a worldwide provider of facilities maintenance, engineering and operations maintenance services. Mr. Pollock has also served as a consultant to the partners of Basil Properties and as President of Nastech-Basil International, Inc., a joint venture between Basil Properties and the Company, which joint venture was dissolved in 1993.

Gerald T. Stanewick.  Mr. Stanewick has been a director of the Company since June 2004. Mr. Stanewick is a private investor who spent more than 30 years on Wall Street before retiring in 2003. From 1991 through 2003, Mr. Stanewick was an institutional bond salesman with Spear Leeds & Kellogg, a subsidiary of Goldman Sachs & Co. (“Goldman Sachs”). From 1981 to 1991 he worked for Wertheim Schroder & Co. (“Wertheim”) and was a partner in charge of the bond department of Wertheim’s San Francisco Office from 1986 to 1991. Prior to Wertheim, Mr. Stanewick was a government bond trader with Bear Stearns. From 1976 to 1980, he was a government bond trader with Mitchell Hutchins. From 1972 to 1976, Mr. Stanewick was a securities analyst with Goldman Sachs covering Fortune 500 companies. He received a B.A. in Economics from St. Michael’s College in Burlington, Vermont. Mr. Stanewick serves on the Board of Directors as the designee of Dr. Steven C. Quay, Chairman of the Board, President and Chief Executive Officer of the Company. See “Certain Relationships and Related Transactions — Contractual Arrangements.”

Bruce R. Thaw.  Mr. Thaw has been a director of the Company since June 1991. Since January, 2000, Mr. Thaw has served as the President and Chief Executive Officer of Bulbtronics, Inc., a national distributor of technical and specialty light sources and related products to the medical, scientific, entertainment and industrial markets. Mr. Thaw is a practicing attorney and was admitted to the bar of the State of New York in 1978 and the California State Bar in 1983. From 1984 to 2001, Mr. Thaw served as general counsel to the Company. Mr. Thaw is also a member of the board of directors and serves as Chairman of the Compensation Committee of SafeNet, Inc., a publicly traded company that designs, manufactures and markets information security systems, products and services that protect and secure digital identities, communications, intellectual property and applications over wide area networks and virtual private networks. Mr. Thaw holds a B.B.A. degree in Banking and Finance from Hofstra University and a J.D. degree from the Hofstra University School of Law.

Devin N. Wenig.  Mr. Wenig served as Chairman of the Board of Directors of the Company from June 1991 to March 1999 and currently serves as a director and Chairman of the Nominating and Corporate Governance Committee and as a member of the Audit Committee of the Board of Directors. Mr. Wenig has served in various positions at Reuters Group, P.L.C. (“Reuters”) since 1993. Mr. Wenig currently serves on the Reuters Board of Directors and is President of Reuters Business Divisions. Before joining Reuters, Mr. Wenig was an attorney with the firm of Cravath, Swaine & Moore. Mr. Wenig received a B.A. degree from Union College and a J.D. degree from the Columbia University School of Law.

Vote Required and Board of Directors’ Recommendation

Assuming a quorum is present, the affirmative vote of a plurality of the votes cast at the Annual Meeting, either in person or by proxy, is required for the election of a director. For purposes of the election of directors, abstentions and broker non-votes will have no effect on the result of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ALL OF THE NOMINEES NAMED IN PROPOSAL NO. 1.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Set forth below is certain information as of December 31, 2005 with respect to each person or group who is known by the Company, in reliance on Schedules 13D and 13G reporting beneficial ownership and filed with the Securities and Exchange Commission (the “SEC”), to beneficially own more than 5% of the Company’s outstanding shares of Common Stock. Except as otherwise noted below, all shares of Common Stock are owned beneficially by the individual or group listed with sole voting and/or investment power.

	Amount and Nature of	Percent of
Name of Beneficial Owner	Beneficial Ownership	Class(%)

FMR Corp.(1)	1,786,800	8.6%
Delaware Management Holdings(2)	1,275,100	6.1%

(1)	Address: 82 Devonshire Street, Boston, MA 02109. Share information is furnished in reliance on the Schedule 13G dated February 14, 2006 of FMR Corp. filed with the SEC, which represents holdings as of December 31, 2005.

(2)	Address: 2005 Market Street, Philadelphia, PA 19103. Share information is furnished in reliance on the Schedule 13G dated February 9, 2006 of Delaware Management Holdings filed with the SEC, which represents holdings as of December 31, 2005. This number represents shares beneficially owned by Delaware Management Business Trust, a wholly owned subsidiary of Delaware Management Holdings.

DIRECTORS AND EXECUTIVE OFFICERS

Set forth below is certain information as of March 31, 2006 for (i) the members of the Board of Directors, (ii) the executive officers of the Company and (iii) the directors and executive officers of the Company as a group. Unless otherwise indicated, the business address of each person in the table below is c/o Nastech Pharmaceutical Company Inc., 3450 Monte Villa Parkway, Bothell, Washington 98021.

			Current
		First	Term	Number of	Percent of Shares
Name	Age	Elected	Expires	Shares(1)	Outstanding (%)(1)

Dr. Steven C. Quay,	55	2000	2006	1,415,882(4)	6.3%
Chairman of the Board, President and
Chief Executive Officer(2)
Dr. Gordon C. Brandt,	46	—	—	121,667(5)	*
Executive Vice President Clinical Research and Medical Affairs
Dr. Paul H. Johnson,	63	—	—	72,399(6)	*
Senior Vice President, Research and Development and Chief Scientific Officer
Philip C. Ranker,	46	—	—	43,100(7)	*
Chief Financial Officer and Secretary
David E. Wormuth,	60	—	—	36,667(8)	*
Senior Vice President, Operations
Timothy M. Duffy,	45	—	—	40,052(9)	*
Executive Vice President, Marketing and Business Development
Bruce R. York,	51	—	—	13,749(10)	*
Chief Accounting Officer and
Assistant Secretary
Susan B. Bayh, Director	46	2005	2006	15,000(11)	*
J. Carter Beese, Jr., Director	49	2003	2006	65,500(12)	*
Dr. Alexander D. Cross, Director	74	2005	2006	17,500(13)	*
Dr. Ian R. Ferrier, Director	63	1995	2006	19,000(14)	*
Myron Z. Holubiak, Director	59	2004	2006	33,000(15)	*
Leslie D. Michelson, Director	55	2004	2006	50,500(16)	*
John V. Pollock, Director	67	1993	2006	78,833(17)	*
Gerald T. Stanewick, Director(3)	59	2004	2006	172,712(18)	*
Bruce R. Thaw, Director	53	1991	2006	197,041(19)	*
Devin N. Wenig, Director	39	1991	2006	384,453(20)	1.8%
All directors and executive officers as a group	—	—	—	2,777,055(21)	12.0%

*	Beneficial Ownership of less than 1.0% is omitted.

(1)	Except as otherwise noted below, includes all outstanding shares of Common Stock, shares of Common Stock underlying vested options, and all outstanding restricted shares of Common Stock (both vested and unvested), that are owned beneficially by the individual listed with sole voting and/or investment power. All references to “vested” options shall include all such options that are exercisable as of March 31, 2006, as well as those options that will become exercisable within 60 days of March 31, 2006.

(2)	Pursuant to the terms and conditions of Dr. Quay’s amended and restated employment agreement with the Company, the Company has agreed, for the term of Dr. Quay’s employment with the Company, that the Company will nominate Dr. Quay and a designee of his choice, each for successive terms as a member of the Board of Directors. The Company has nominated Gerald T. Stanewick as Dr. Quay’s designee for election to the Board of Directors. See “Certain Relationships and Related Transactions — Contractual Arrangements.”

(3)	The Company has nominated Gerald T. Stanewick as Dr. Quay’s designee for election to the Board of Directors. See “Certain Relationships and Related Transactions — Contractual Arrangements.”

(4)	345,050 outstanding and issued shares of Common Stock, vested options to purchase 900,000 shares of Common Stock, and 168,000 unvested restricted shares of Common Stock directly beneficially owned by Dr. Quay. Also includes 165 shares and 2,667 vested options to purchase Common Stock held by Dr. Quay’s spouse.

(5)	Includes vested options to purchase 109,167 shares of Common Stock and 12,500 unvested restricted shares of Common Stock.

(6)	Includes vested options to purchase 61,334 shares of Common Stock and 10,167 unvested restricted shares of Common Stock.

(7)	Includes vested options to purchase 5,000 shares of Common Stock and 33,100 unvested restricted shares of Common Stock.

(8)	Includes vested options to purchase 29,167 shares of Common Stock and 7,500 unvested restricted shares of Common Stock.

(9)	Includes vested options to purchase 5,000 shares of Common Stock and 31,277 unvested restricted shares of Common Stock.

(10)	Includes 8,415 unvested restricted shares of Common Stock.

(11)	Includes 15,000 unvested restricted shares of Common Stock.

(12)	Includes vested options to purchase 58,000 shares of Common Stock and 4,500 unvested restricted shares of Common Stock.

(13)	Includes 16,500 unvested restricted shares of Common Stock.

(14)	Includes vested options to purchase 13,000 shares of Common Stock and 3,000 unvested restricted shares of Common Stock.

(15)	Includes vested options to purchase 15,000 shares of Common Stock and 3,000 unvested restricted shares of Common Stock.

(16)	Includes vested options to purchase 16,500 shares of Common Stock and 4,500 unvested restricted shares of Common Stock.

(17)	Includes vested options to purchase 58,000 shares of Common Stock and 4,500 unvested restricted shares of Common Stock.

(18)	Includes vested options to purchase 15,000 shares of Common Stock and 3,000 unvested restricted shares of Common Stock. Also includes 57,500 shares of Common Stock held by Mr. Stanewick’s spouse.

(19)	Includes vested options to purchase 93,000 shares of Common Stock and 3,000 unvested restricted shares of Common Stock.

(20)	Includes vested options to purchase 38,000 shares of Common Stock and 4,500 unvested restricted shares of Common Stock.

(21)	Includes vested options to purchase 1,418,835 shares of Common Stock and 332,459 unvested restricted shares of Common Stock.

Biographical information concerning the chief executive officer and the director nominees is set forth above under the caption “Proposal No. 1 — Election of Directors.” Biographical information concerning the remaining executive officers of the Company is set forth below.

Dr. Gordon C. Brandt.  Dr. Brandt joined the Company in November 2002. In his position of Executive Vice President, Clinical Research and Medical Affairs, he oversees the drug development process from preclinical through clinical testing. From 1997 to 2002, Dr. Brandt worked at Sonus where he held the positions of Vice President, Clinical and Regulatory Affairs, and Director of Medical Affairs. At Sonus, Dr. Brandt was involved in managing all aspects of design and implementation of early and late stage clinical trial programs and submissions to regulatory authorities. Dr. Brandt graduated from Yale University with a B.S. degree in engineering science, received an M.D. from the University of California, San Francisco, and completed his residency training in internal medicine at Kaiser Hospital in San Francisco. Dr. Brandt holds one U.S. patent.

Dr. Paul H. Johnson.  Dr. Johnson has been employed by the Company since September 2003 as Senior Vice President, Research and Development and Chief Scientific Officer. From 2001 to 2003, Dr. Johnson was Vice President, Research and Development and Chief Scientific Officer at EpiGenX Pharmaceuticals, Inc., a privately-held company focused on the development of epigenetic-based strategies to treat cancer and infectious diseases. From 1994 to 2001, Dr. Johnson served as the Head of the Cell and Molecular Biology Department and Principal Scientist in the Cancer Research Department at Berlex Biosciences (“Berlex”) in Richmond, California, the U.S. research and development center for Schering AG in Germany. He also held an adjunct faculty position in the Graduate Division of Molecular Biology and Biochemistry at the University of California at Davis. From 1975 to 1994, Dr. Johnson was the Director of the Cell and Molecular Biology Laboratory at SRI International (formerly the Stanford Research Institute) and Professor of Biochemistry at Wayne State University Medical School. Dr. Johnson received a B.S. in biological sciences from the State University of New York (“SUNY”), Buffalo, a Ph.D. in biochemistry from the Roswell Park Cancer Institute (SUNY), and completed his post-doctoral training at the California Institute of Technology under an American Cancer Society fellowship.

Philip C. Ranker.  Mr. Ranker joined the Company as Vice President of Finance in August 2004. On September 7, 2005, he was named interim Chief Financial Officer and interim Secretary. Effective January 1, 2006, the interim titles for Mr. Ranker were removed and he continues to serve as the Company’s Chief Financial Officer and Secretary. In March 2006, Mr. Ranker was appointed to the board of directors of ImaRx Therapeutics, Inc. Prior to joining the Company, Mr. Ranker served as Director of Finance of ICOS Corporation from 2001 to 2004. Mr. Ranker also served as Assistant Corporate Controller of Scholastic Corporation from 1999 to 2000 and was employed by Aventis Pharma from 1984 to 1999, during which time Mr. Ranker held positions of Accounting Supervisor, Finance Manager, Business Manager and Senior Finance Director. Mr. Ranker was employed by Peat Marwick from 1981 to 1984. Mr. Ranker earned a B.S. in accounting from the University of Kansas. Mr. Ranker received his Certified Public Accountant license in 1982.

David E. Wormuth.  Mr. Wormuth has been employed by the Company since March 2001 as its Senior Vice President, Operations. From 1997 to 2001, Mr. Wormuth was President of David E. Wormuth & Associates, a consulting firm providing expert consulting services to the pharmaceutical industry related to manufacturing and quality control. From 1992 until 1997, Mr. Wormuth served as Vice President of Operations for Sonus. Prior to joining Sonus, Mr. Wormuth spent five years in various operational and manufacturing positions with Kabivitrum, Inc., a Swedish firm, specializing in emulsion technology and the development of amino acids for LVP applications. Prior to Kabivitrum, Mr. Wormuth spent 13 years with Abbott Laboratories in various manufacturing roles until 1987. Mr. Wormuth graduated from Newberry College in Newberry, South Carolina, where he received a B.A. in history and political science, and also served in the United States Marine Corps.

Timothy M. Duffy.  Mr. Duffy has been employed by the Company since June 2004 and served as Vice President, Marketing and Business Development until January 2006. In January 2006, Mr. Duffy was promoted to Executive Vice President, Marketing and Business Development. While at Nastech, Mr. Duffy has been instrumental in the successful licensing of the Company’s products and services to the pharmaceutical industry. He has also overseen the in-licensing of intellectual property for other companies and institutions. Mr. Duffy also manages the Company’s intellectual property portfolio. Prior to joining the Company, Mr. Duffy held the position of Vice President, Business Development at Prometheus Laboratories Inc. (“Prometheus”), a privately held specialty pharmaceutical company. During his career at Prometheus, Mr. Duffy managed the acquisition of seven pharmaceutical products, the licensing of nine diagnostic technologies, and the negotiation of other transactions. Prior to Prometheus, Mr. Duffy served for 13 years in functional and management positions in the pharmaceutical division at The Procter & Gamble Company. Mr. Duffy received a B.A. in biology from Loras College in Dubuque, Iowa.

Bruce R. York.  Mr. York joined the Company as the Company’s Director, Accounting and Corporate Controller in August 2004. On September 7, 2005, he was appointed as the Company’s Senior Director, Finance, and interim Chief Accounting Officer and interim Assistant Secretary. Effective January 1, 2006, the interim titles for Mr. York were removed and he continues to serve as the Company’s Chief Accounting Officer and Assistant Secretary. Prior to joining the Company, Mr. York was Vice President, Chief Financial Officer and Corporate Secretary of Cellular Technical Services Company, Inc. from 1999 to 2004. Mr. York also served as Director of Finance for Cell Therapeutics, Inc. from 1998 to 1999, and was employed by Physio Control International Corporation from 1987 to 1998, during which time Mr. York held positions of Director of Business Planning, Director of Finance — Europe, Director of Finance and Corporate Controller and Manager of Tax and Assets. Mr. York was employed by Price Waterhouse from 1978 to 1987. Mr. York earned a B.A. in government from Dartmouth College and an M.B.A. in finance and accounting from the Amos Tuck School of Business at Dartmouth. Mr. York received his Certified Public Accountant license in 1979.

Certain Relationships and Related Transactions

Contractual Arrangements.  Pursuant to the terms and conditions of Dr. Quay’s employment agreement with the Company, the Company has agreed, for the term of Dr. Quay’s employment with the Company, (i) to nominate Dr. Quay for successive terms as a member and Chairman of the Board of Directors, and (ii) to nominate a designee of Dr. Quay, who is reasonably acceptable to the Company, for successive terms as a member of the Board of Directors. The Company is obligated to use all best efforts to cause Dr. Quay and his designee to be elected to the Board of Directors at the Annual Meeting. Gerald R. Stanewick, a current member of the Board of Directors, has been designated by Dr. Quay for election to the Board of Directors at the Annual Meeting.

Independence of The Board of Directors

The Board of Directors has adopted Nasdaq’s standards for determining the independence of its members and believes that it interprets these requirements conservatively. In applying these standards, the Board of Directors considers commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others, in assessing the independence of directors, and must disclose any basis for determining that a relationship is not material. The Board of Directors has determined that a majority of its members, namely Susan B. Bayh, J. Carter Beese, Jr., Dr. Alexander D. Cross, Myron Z. Holubiak, Leslie D. Michelson, John V. Pollock, Bruce R. Thaw and Devin N. Wenig are independent directors within the meaning of such Nasdaq independence standards in terms of independence from management, such members constituting eight (8) of the eleven (11) members of the Board of Directors. In making these independence determinations, the Board of Directors did not exclude from consideration as immaterial any relationship potentially compromising the independence of any of the above directors.

Meetings of the Board of Directors

The Board of Directors held ten meetings during 2005. During 2005, no director attended fewer than 75% of the aggregate of the meetings of the Board of Directors and committees thereof, upon which such director served during the period for which he has been a director or committee member. The Company does not have a formal policy regarding attendance by members of the Board of Directors at the annual meetings of stockholders, but the Company strongly encourages all members of the Board of Directors to attend its annual meetings and expects such attendance except in the event of extraordinary circumstances. All members of the Board of Directors attended the Company’s annual meeting of stockholders on July 20, 2005.

Executive Sessions of the Board of Directors consisting only of independent directors will be held at least twice per year, and periodically as determined by the independent directors. Such Executive Sessions will typically occur immediately following regularly scheduled meetings of the Board of Directors, or at any other time and place as the independent directors may determine. The Board of Directors has designated Leslie D. Michelson to serve as the Company’s Lead Independent Director. In this capacity, Mr. Michelson is generally responsible for organizing, managing and presiding over the Executive Sessions of the Board of Directors and performing such other oversight functions from time to time as the independent directors deem necessary or appropriate, and reporting on outcomes of the Executive Sessions and such other activities to the Board of Directors and Chief Executive Officer as appropriate. Interested parties may submit matters for consideration to the independent directors by utilizing the procedures identified under “Stockholder Communications” in this Proxy Statement. During 2005, the independent directors met in Executive Session six times.

Committees of the Board of Directors

The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The Board of Directors has adopted written charters for each of these Committees, and the Company makes available free of charge on or through its internet website items related to corporate governance matters, including the charters of the Audit, Compensation and Nominating and Corporate Governance Committees of the Board of Directors and the Company’s Code of Business Conduct and Ethics applicable to all employees, officers and directors. The Company’s internet website is www.nastech.com. The Company intends to disclose on its internet website any amendments to or waivers from its Code of Business Conduct and Ethics as well as any amendments to the charters of any of the Audit, Compensation and Nominating and Corporate Governance Committees of the Board of Directors. Any stockholder also may obtain copies of these documents, free of charge, by sending a request in writing to: Nastech Pharmaceutical Company Inc., Investor Relations Department, 3450 Monte Villa Parkway, Bothell, Washington 98021. The members of these committees are identified in the following table:

Nominating
		Lead			and Corporate
		Independent	Audit	Compensation	Governance
Director	Chairman	Director	Committee	Committee	Committee

Susan B. Bayh				X	X
J. Carter Beese, Jr.			X	X
Dr. Alexander D. Cross			X		X
Dr. Ian R. Ferrier
Myron Z. Holubiak				X	X
Leslie D. Michelson		X	Chair
John V. Pollock			X	Chair
Steven C. Quay, M.D., Ph.D.	X
Gerald T. Stanewick
Bruce R. Thaw
Devin N. Wenig			X		Chair

Audit Committee.  The Audit Committee, which currently consists of directors Leslie D. Michelson, Chairman, Dr. Alexander D. Cross, J. Carter Beese, Jr., John V. Pollock and Devin N. Wenig, held nine meetings during 2005. Among other functions, the Audit Committee authorizes and approves the engagement of the independent registered public accounting firm, reviews the results and scope of the audit and other services provided by the independent registered public accounting firm, reviews the Company’s financial statements, reviews and evaluates the Company’s internal control functions, approves or establishes pre-approval policies and procedures for all professional audit and permissible non-audit services provided by the independent registered public accounting firm and reviews and approves any proposed related party transactions.

The Board of Directors has determined that each of Leslie D. Michelson, Dr. Alexander D. Cross, J. Carter Beese, Jr., John V. Pollock and Devin N. Wenig is an independent director within the meaning of the Nasdaq independence standards and Rule 10A-3 promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Board of Directors has determined that each member of the Audit Committee qualifies as an Audit Committee Financial Expert under applicable SEC Rules and satisfies the Nasdaq standards of financial literacy and financial or accounting expertise or experience.

Compensation Committee.  The Compensation Committee, which currently consists of directors John V. Pollock, Chairman, Susan B. Bayh, J. Carter Beese, Jr. and Myron Z. Holubiak, held seven meetings during 2005. The Compensation Committee’s functions include reviewing and approving the compensation and benefits for the Company’s executive officers, administering the Company’s equity compensation plans and making recommendations to the Board of Directors regarding these matters. The Board of Directors has determined that each of the members of the Compensation Committee is an independent director within the meaning of the Nasdaq independence standards.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee, which currently consists of directors Devin N. Wenig, Chairman, Susan B. Bayh, Dr. Alexander D. Cross and Myron Z. Holubiak, held five meetings during 2005. The Nominating and Corporate Governance Committee searches for and recommends to the Board of Directors potential nominees for director positions and makes recommendations to the Board of Directors regarding the size, composition and compensation of the Board of Directors and its committees. The Board of Directors has determined that each of Devin N. Wenig, Susan B. Bayh, Dr. Alexander D. Cross and Myron Z. Holubiak is an independent director within the meaning of the Nasdaq independence standards.

In selecting candidates for the Board of Directors, the Nominating and Corporate Governance Committee begins by determining whether the incumbent directors whose terms expire at the annual meeting of stockholders desire and are qualified to continue their service on the Board of Directors. The Company is of the view that the continuing service of qualified incumbents promotes stability and continuity in the board room, giving the Company the benefit of the familiarity and insight into the Company’s affairs that its directors have accumulated during their tenure, while contributing to the Board of Directors’ ability to work as a collective body. Accordingly, it is the policy of the Nominating and Corporate Governance Committee, absent special circumstances, to nominate qualified incumbent directors who continue to satisfy the Nominating and Corporate Governance Committee’s criteria for membership on the Board of Directors, whom the Nominating and Corporate Governance Committee believes will continue to make important contributions to the Board of Directors and who consent to stand for re-election and, if re-elected, will continue their service on the Board of Directors. If there are positions on the Board of Directors for which the Nominating and Corporate Governance Committee will not be re-nominating an incumbent director, or if there is a vacancy on the Board of Directors, the Nominating and Corporate Governance Committee will solicit recommendations for nominees from persons whom the Nominating and Corporate Governance Committee believes are likely to be familiar with qualified candidates, including members of the Board of Directors and senior management of the Company. The Nominating and Corporate Governance Committee may also engage a search firm to assist in the identification of qualified candidates. The Nominating and Corporate Governance Committee will review and evaluate each candidate whom it believes merits serious consideration, taking into account all available information concerning the candidate, the existing composition and mix of talent and expertise on the Board of Directors and other factors that it deems relevant. In conducting its review and evaluation, the Committee may solicit the views of management and other members of the Board of Directors and may, if deemed helpful, conduct interviews of proposed candidates.

The Nominating and Corporate Governance Committee generally requires that all candidates for the Board of Directors be of the highest personal and professional integrity and have demonstrated exceptional ability and judgment. The Nominating and Corporate Governance Committee will consider whether such candidate will be effective, in conjunction with the other members of the Board of Directors, in collectively serving the long-terms interests of the Company’s stockholders. In addition, the Nominating and Corporate Governance Committee requires that all candidates have no interests that materially conflict with those of the Company and its stockholders, have meaningful management, advisory or policy making experience, have a general appreciation of the major business issues facing the Company and have adequate time to devote to service on the Board of Directors. The Company also requires that a majority of its directors be independent, at least three of the directors have the financial literacy necessary for service on the Audit Committee under applicable Nasdaq rules and at least one of these directors qualifies as an Audit Committee Financial Expert in accordance with applicable SEC rules.

The Nominating and Corporate Governance Committee will consider stockholder recommendations for nominees to fill director positions, provided that the Nominating and Corporate Governance Committee will not entertain stockholder nominations from stockholders who do not meet the eligibility criteria for submission of stockholder proposals under SEC Rule 14a-8 of Regulation 14A under the Exchange Act. Stockholders may submit written recommendations for committee appointments or recommendations for nominees to the Board of Directors, together with appropriate biographical information and qualifications of such nominees as required by the Company’s Bylaws, to the Company’s Director of Human Resources following the same procedures as described in “Stockholder Communications” in this Proxy Statement. In order for the Nominating and Corporate Governance Committee to consider a nominee for directorship submitted by a stockholder, such recommendation must be received by the Director of Human Resources by the time period set forth in the Company’s most recent proxy statement for the submission of stockholder proposals under SEC Rule 14a-8 of Regulation 14A under the Exchange Act. The Director of Human Resources shall then deliver any such communications to the Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will evaluate stockholder recommendations for candidates for the Board of Directors using the same criteria as for other candidates, except that the Nominating and Corporate Governance Committee may consider, as one of the factors in its evaluation of stockholder recommended candidates, the size and duration of the interest of the recommending stockholder or stockholder group in the equity of the Company.

Stockholder Communications

All stockholder communications must (i) be addressed to the Director of Human Resources of the Company at the address of the Company, (ii) be in writing either in print or electronic format, (iii) be signed by the stockholder sending the communication, (iv) indicate whether the communication is intended for the entire Board of Directors, the Nominating and Corporate Governance Committee, or the independent directors, (v) if the communication relates to a stockholder proposal or director nominee, identify the number of shares held by the stockholder, the length of time such shares have been held, and the stockholder’s intention to hold or dispose of such shares, provided that the Board of Directors and the Nominating and Corporate Governance Committee will not entertain shareholder proposals or shareholder nominations from shareholders who do not meet the eligibility and procedural criteria for submission of shareholder proposals under Commission Rule 14a-8 of Regulation 14A under the Exchange Act and (vi) if the communication relates to a director nominee being recommended by the stockholder, must include appropriate biographical information of the candidate as is required by the Company’s Bylaws.

Upon receipt of a stockholder communication that is compliant with the requirements identified above, the Director of Human Resources shall promptly deliver such communication to the appropriate member(s) of the Board of Directors or committee member(s) identified by the stockholder as the intended recipient of such communication by forwarding the communication to either the chairman of the Board of Directors with a copy to the Chief Executive Officer, the chairman of the Nominating and Corporate Governance Committee, or to each of the independent directors, as the case may be.

The Director of Human Resources may, in his or her sole discretion and acting in good faith, provide copies of any such stockholder communication to any one or more directors and executive officers of the Company, except that in processing any stockholder communication addressed to the independent directors, the Director of Human Resources may not copy any member of management in forwarding such communications. In addition, the Director of Human Resources may, in his or her sole discretion and acting in good faith, not forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for consideration by the intended recipient, and any such correspondence may be forwarded elsewhere in the Company for review and possible response.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP served as the Company’s independent registered public accounting firm for the year ended December 31, 2005, has been the Company’s independent registered public accounting firm for each completed fiscal year beginning with the year ended December 31, 1996, and has been appointed by the Audit Committee to continue as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006. In the event that ratification of this appointment of independent registered public accounting firm is not approved by the affirmative vote of a majority of votes cast on the matter, then the appointment of the Company’s independent registered public accounting firm will be reconsidered by the Audit Committee. Representatives of KPMG LLP are expected to be present at the annual meeting to respond to appropriate questions and will be given the opportunity to make a statement if they desire to do so.

Your ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006 does not preclude the Audit Committee from terminating its engagement of KPMG LLP and retaining new independent registered public accounting firm, if it determines that such an action would be in the best interest of the Company. Total fees billed to the Company by KPMG LLP for the years ended December 31, 2005 and 2004 were $346,000 and $264,000, respectively, and were comprised of the following:

Audit Fees.  The aggregate fees billed for professional services rendered in connection with (i) the audit of the Company’s annual financial statements, (ii) the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, (iii) consents and comfort letters issued in connection with equity offerings and (iv) services provided in connection with statutory and regulatory filings or engagements were $329,000 for the year ended December 31, 2005 and $245,000 for the year ended December 31, 2004.

Audit-Related Fees.  The Company did not incur any audit-related fees for the years ended December 31, 2005 or December 31, 2004.

Tax Fees.  The aggregate fees billed for professional services rendered in connection with tax compliance, tax planning and federal and state tax advice were $17,000 for the year ended December 31, 2005 and $19,000 for the year ended December 31, 2004.

All Other Fees.  The Company did not incur any other fees for the years ended December 31, 2005 and December 31, 2004.

Pre-Approval Policies and Procedures

Pursuant to its charter, the Audit Committee has the sole authority to appoint or replace the Company’s independent registered public accounting firm (subject, if applicable, to stockholder ratification). The Audit Committee is directly responsible for the compensation and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent registered public accounting firm are engaged by, and report directly to, the Audit Committee.

The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act and SEC Rule 2-01(c)(7)(i)(C) of Regulation S-X, provided that all such excepted services are subsequently approved by the Audit Committee prior to the completion of the audit. In the event pre-approval for such auditing services and permitted non-audit services cannot be obtained as a result of inherent time constraints in the matter for which such services are required, the Chairman of the Audit Committee has been granted the authority to pre-approve such services, provided that the estimated cost of such services on each such occasion does not exceed $15,000, and the Chairman of the Audit Committee reports for ratification such pre-approval to the Audit Committee at its next scheduled meeting. The Audit Committee has complied with the procedures set forth above, and has otherwise complied with the provisions of its charter.

Vote Required and Board of Directors’ Recommendation

Assuming a quorum is present, the affirmative vote of a majority of the shares present at the Annual Meeting and entitled to vote, either in person or by proxy, is required for approval of Proposal No. 2. For purposes of the ratification of the Company’s independent registered public accounting firm, abstentions will have the same effect as a vote against this proposal and broker non-votes will have no effect on the result of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 2.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors, on behalf of the Board of Directors, serves as an independent and objective party to monitor and provide general oversight of the integrity of the Company’s financial statements, the independent registered public accounting firm’s qualifications and independence, the performance of the independent registered public accounting firm, the compliance by the Company with legal and regulatory requirements and the Company’s standards of business conduct. The Audit Committee performs these oversight responsibilities in accordance with its Amended and Restated Audit Committee Charter.

The Company’s management is responsible for preparing the Company’s financial statements and the Company’s financial reporting process. The Company’s independent registered public accounting firm are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles in the United States of America. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In this context, the Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2005 with management and with the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), which includes, among other items, matters related to the conduct of the audit of the Company’s annual financial statements.

The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent registered public accounting firm the issue of its independence from the Company and management. In addition, the Audit Committee has considered whether the provision of non-audit services by the independent registered public accounting firm in 2005 is compatible with maintaining the registered public accounting firm’s independence and has concluded that it is.

Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

Each of the members of the Audit Committee is independent as defined under the standards of the SEC and Nasdaq, and meets all other requirements of Nasdaq and of such rules of the SEC.

Respectfully submitted by the Audit Committee,

Leslie D. Michelson, Chairman
Dr. Alexander D. Cross
J. Carter Beese, Jr.
John V. Pollock

Devin N. Wenig

The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent the Company specifically incorporates this Audit Committee Report by reference therein.

COMPENSATION OF DIRECTORS

In 2005, each non-employee director was paid an annual fee of $3,000, plus $1,500 for each Board of Directors’ meeting attended and $750 for each committee meeting attended, and was reimbursed for travel expenses incurred to attend such meetings.

Directors’ Stock Option Plans.  The Company maintains three compensation plans under which equity compensation awards may be made to directors: the Amended and Restated Nastech Pharmaceutical Company Inc. 2000 Nonqualified Stock Option Plan (the “2000 Plan”), the Nastech Pharmaceutical Company Inc. 2002 Stock Option Plan (the “2002 Plan”) and the Nastech Pharmaceutical Company Inc. 2004 Stock Incentive Plan (the “2004 Plan”). References to the “Director Option Plans” herein refer to the 2000 Plan, the 2002 Plan and the 2004 Plan, collectively. It is the Company’s current practice that, upon becoming a member of the Board of Directors, each non-employee director may receive a discretionary award of options to purchase Common Stock and/or restricted shares of Common Stock as is determined at such time by the Compensation Committee of the Board of Directors. The discretionary stock option grants under the Director Option Plans are made at an exercise price per share of no less than the “fair market value” (as defined under the Director Option Plans) of a share of Common Stock on the date the option is granted, and both discretionary stock option and restricted stock grants are generally subject to a vesting period determined by the Compensation Committee in accordance with the applicable Director Option Plan (under most circumstances, a one-year vesting period, or, for certain stock option grants under the 2004 Plan, the earlier of the first anniversary of the date of grant or the date of the next annual meeting of the Company’s stockholders). The Compensation Committee may make additional discretionary grants to eligible directors, consistent with the terms of the Director Option Plans. The Board of Directors may amend, suspend or terminate the Director Option Plans at any time, except that prior approval of the Company’s stockholders must be obtained pursuant to applicable Nasdaq rules for any amendments that would constitute a material revision to any of the Director Option Plans, and certain changes require the consent of the affected grantees. In 2005, 61,500 options and 61,500 shares of restricted Common Stock were granted to the non-employee members of the Board of Directors pursuant to the Director Option Plans. The restricted stock awards and stock options were granted on July 20, 2005 when the fair market value of the common stock was $14.72.

2005 Director’s Compensation

		Restricted	Stock
		Stock	Options
Director	Cash Fees	Awards	Granted

Susan B. Bayh	$12,000	15,000	15,000
J. Carter Beese, Jr.	21,750	4,500	4,500
Dr. Alexander D. Cross	11,250	16,500	16,500
Dr. Ian R. Ferrier	16,125	3,000	3,000
Myron Z. Holubiak	18,000	3,000	3,000
Leslie D. Michelson	20,625	4,500	4,500
John V. Pollock	27,000	4,500	4,500
Gerald T. Stanewick	17,250	3,000	3,000
Bruce R. Thaw	15,375	3,000	3,000
Devin N. Wenig	17,625	4,500	4,500

	$177,000	61,500	61,500

On December 16, 2005, the Board of Directors approved the recommendations and ratified the determinations of the Nominating and Corporate Governance Committee of the Board of Directors and authorized the Company to:

(a) increase the annual retainer paid to non-employee members of the Board of Directors from $3,000 to $15,000;

(b) decrease the equity award to be made to a director upon initial appointment to the Board of Directors from 15,000 options to 10,000 options and from 15,000 shares of restricted common stock to 5,000 shares of restricted common stock;

(c) change the annual equity compensation award guidelines for non-employee members of the Board of Directors from 3,000 shares to 2,000 shares of restricted common stock and from 3,000 options to 4,000 options to be issued at the discretion of the Board of Directors;

(d) establish annual equity awards to be made to directors as compensation for service on Committees of the Board of Directors as follows: (i) 2,000 shares of restricted common stock and 4,000 options for the Audit Committee, (ii) 1,000 shares of restricted common stock and 2,000 options for the Compensation Committee, (iii) 1,000 shares of restricted common stock and 2,000 options for the Nominating and Corporate Governance Committee, and (iv) an additional 500 shares of restricted common stock and 1,500 options for the chair of any committee of the Board of Directors;

(e) maintain the compensation paid to non-employee members of the Board of Directors at $1,500 for personal attendance at, and $750 for telephonic participation in, meetings of the Board of Directors;

(f) establish a $15,000 annual retainer to be paid to the member of the Board of Directors serving as the Lead Independent Director;

(g) maintain the compensation paid to non-employee members of the Board of Directors at $750 for personal attendance at, and $375 for telephonic participation in, meetings of any committee of the Board of Directors; and

(h) permit each member of the Board of Directors to make an annual election to receive the entirety of his or her annual retainer in the form of shares of restricted common stock in lieu of cash, which shares of restricted common stock shall be issued at a 10% discount to the market value on the date of grant and shall vest, at the election of each such director on either (1) the earlier of (A) the first anniversary of the date of grant or (B) the date of the Company’s next annual meeting of stockholders (the earlier to occur of such dates hereafter being referred to as the “Minimum Vesting Date”); or (2) the later of (A) the Minimum Vesting Date or (B) the date on which such Director no longer serves on the Board of Directors.

The Nominating and Corporate Governance Committee recommended, and the Board of Directors approved these changes in director compensation after reviewing the compensation practices of other companies of comparable size in the Company’s peer group. These increases in annual retainers for members of the Board of Directors and the Lead Independent Director and the increases in equity compensation awards for members of committees of the Board of Directors reflect the additional demands placed on directors by recent changes in Nasdaq corporate governance listing standards and federal securities legislation, including the Sarbanes-Oxley Act of 2002.

EXECUTIVE COMPENSATION

The following table sets forth certain information regarding compensation paid by the Company during each of the Company’s last three years to (i) the person who served as the Company’s Chief Executive Officer during 2005 and (ii) the four most highly compensated executive officers of the Company other than the Chief Executive Officer who were serving as executive officers as of December 31, 2005.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
					Awards				Payouts
							Securities
					Restricted		Underlying
					Stock		Options/			All Other
Name and Principal		Salary	Bonus	Other Annual	Awards		Warrants		LTIP	Compensation
Position	Year	($)	($)	Compensation	($)		(#)		Payouts	($)

Dr. Steven C. Quay	2005	432,575	200,000	—	2,471,952	(3)	600,000	(9)	—	—
Chairman, President and	2004	393,250	200,000	—	—		—		—	—
Chief Executive Officer	2003	357,500	50,000	—	—		—		—	—
Dr. Gordon C. Brandt	2005	253,000	88,550	—	192,660	(4)	15,000	(10)	—	—
Executive Vice President	2004	224,750	73,800	—	—		—		—	—
Clinical Research and Medical Affairs	2003	200,000	80,250	—	—		25,000	(11)	—	—
Dr. Paul H. Johnson	2005	230,000	78,450	—	152,416	(5)	11,500	(12)	—	—
Senior Vice President,	2004	249,832	56,280	—	—		—		—	—
Research and Development	2003	51,539	22,000	—	—		90,000	(13)	—	—
and Chief Scientific Officer(1)
Philip C. Ranker	2005	201,600	47,822	—	42,405	(6)	—		—	—
Chief Financial Officer(2)	2004	65,224	9,728	—	138,360	(7)	15,000	(14)	—	—
	2003	—	—	—	—				—	—
David E. Wormuth	2005	235,000	79,000	—	86,505	(8)	7,500	(15)	—	—
Senior Vice President,	2004	228,275	74,874	—	—		25,000	(16)	—	—
Operations	2003	207,428	83,008	—	—		25,000	(17)	—	—

(1)	Dr. Johnson commenced employment with the Company in September 2003.

(2)	Mr. Ranker commenced employment with the Company in August 2004, was appointed interim Chief Financial Officer and interim Secretary of the Company on September 7, 2005, and effective January 1, 2006 the interim titles were removed and Mr. Ranker entered into an employment agreement with the Company to continue to serve as Chief Financial Officer for a term of three years ending January 2, 2009. See “Employment Contract, Termination of Employment and Change in Control Arrangements — Philip C. Ranker.”

(3)	On July 20, 2005, Dr. Quay was awarded 168,000 shares of restricted Common Stock pursuant to the Company’s 2004 Incentive Stock Plan. The value of such restricted stock is based upon a $14.72 stock price, which was the closing price of the Common Stock on the date of grant. One-fourth of the shares vest on each of the first four anniversary dates of the grant. These shares of restricted Common Stock are eligible to receive dividends, however, the Company has no current plans to pay any dividends.

(4)	On January 21, 2005, Dr. Brandt was awarded 7,500 shares of restricted Common Stock pursuant to the Company’s 2004 Incentive Stock Plan. The value of such restricted stock is based upon a $10.39 stock price, which was the closing price of the Common Stock on the date of grant. On December 16, 2005, 2005, Dr. Brandt was awarded 7,500 shares of restricted Common Stock pursuant to the Company’s 2004 Incentive Stock Plan. The value of such restricted stock is based upon a $15.31 stock price, which was the closing price of the Common Stock on the date of grant. One-third of the shares vest on each of the first three anniversary dates of the grants. These shares of restricted Common Stock are eligible to receive dividends, however, the Company has no current plans to pay any dividends.

(5)	On January 21, 2005, Dr. Johnson was awarded 4,000 shares of restricted Common Stock pursuant to the Company’s 2004 Incentive Stock Plan. The value of such restricted stock is based upon a $10.39 stock price, which was the closing price of the Common Stock on the date of grant. On October 5, 2005,

Dr. Johnson was awarded 7,500 shares of restricted Common Stock pursuant to the Company’s 2004 Incentive Stock Plan. The value of such restricted stock is based upon a $14.79 stock price, which was the closing price of the Common Stock on the date of grant. One-third of the shares vest on each of the first three anniversary dates of the grants. These shares of restricted Common Stock are eligible to receive dividends, however, the Company has no current plans to pay any dividends.

(6)	On July 1, 2005, Mr. Ranker was awarded 2,175 shares of restricted Common Stock pursuant to the Company’s 2004 Incentive Stock Plan. The value of such restricted stock is based upon a $14.17 stock price, which was the closing price of the Common Stock on the date of grant. On September 7, 2005, Mr. Ranker was awarded 792 shares of restricted Common Stock pursuant to the Company’s 2004 Incentive Stock Plan. The value of such restricted stock is based upon a $14.65 stock price, which was the closing price of the Common Stock on the date of grant. One-third of the shares vest on each of the first three anniversary dates of the grants. These shares of restricted Common Stock are eligible to receive dividends, however, the Company has no current plans to pay any dividends.

(7)	On August 25, 2004, Mr. Ranker was awarded 15,000 shares of restricted Common Stock pursuant to the Company’s 2004 Incentive Stock Plan. The value of such restricted stock is based upon a $9.23 stock price, which was the closing price of the Common Stock on the date of grant. One-third of the shares vest on each of the first three anniversary dates of the grant. These shares of restricted Common Stock are eligible to receive dividends, however, the Company has no current plans to pay any dividends.

(8)	On May 25, 2005, Mr. Wormuth was awarded 7,500 shares of restricted Common Stock pursuant to the Company’s 2004 Incentive Stock Plan. The value of such restricted stock is based upon a $11.54 stock price, which was the closing price of the Common Stock on the date of grant. One-third of the shares vest on each of the first three anniversary dates of the grant. These shares of restricted Common Stock are eligible to receive dividends, however, the Company has no current plans to pay any dividends.

(9)	Represents options to purchase 600,000 shares of Common Stock at an exercise price of $14.72 per share. See “Executive Compensation — Option Grants in 2005.”

(10)	Represents options to purchase 7,500 shares of Common Stock at an exercise price of $10.39 per share and options to purchase 7,500 shares of Common Stock at an exercise price of $14.79 per share. See “Executive Compensation — Option Grants in 2005.”

(11)	Represents options to purchase 25,000 shares of Common Stock at an exercise price of $8.89 per share.

(12)	Represents options to purchase 4,000 shares of Common Stock at an exercise price of $10.39 per share and options to purchase 7,500 shares of Common Stock at an exercise price of $15.31 per share. See “Executive Compensation — Option Grants in 2005.”

(13)	Represents options to purchase 90,000 shares of Common Stock at an exercise price of $10.99 per share.

(14)	Represents options to purchase 15,000 shares of Common Stock at an exercise price of $9.23 per share.

(15)	Represents options to purchase 7,500 shares of Common Stock at an exercise price of $11.54 per share. See “Executive Compensation — Option Grants in 2005.”

(16)	Represents options to purchase 25,000 shares of Common Stock at an exercise price of $13.90 per share.

(17)	Represents options to purchase 25,000 shares of Common Stock at an exercise price of $8.21 per share.

Option Grants in 2005

The following table provides the specified information concerning grants of options to purchase Common Stock during 2005 to the executive officers named in the Summary Compensation Table. The Company did not issue stock appreciation rights in 2005.

	Individual Grants in 2005
	Number of	% of Total
	Securities	Options		Potential Realizable Value at Assumed Annual Rates of Appreciation for
	Underlying	Granted to	Exercise or	Option Term(4)
	Options	Employees in	Base Price	Expiration
Name	Granted (#)	2005	($/Share)(3)	Date	5% ($)	10% ($)

Dr. Steven C. Quay(1)	600,000	93.5	14.72	7/20/15	5,554,397	14,075,933
Dr. Gordon C. Brandt(2)	7,500	1.2	10.39	1/21/15	49,007	124,192
	7,500	1.2	15.31	12/16/15	72,213	183,001
Dr. Paul H. Johnson(2)	4,000	0.5	10.39	1/21/15	26,137	66,236
	7,500	1.2	14.79	10/5/15	69,760	176,786
Philip C. Ranker	—	—	—	—	—	—
David E. Wormuth(2)	7,500	1.2	11.54	5/25/15	54,431	137,938

(1)	One-fourth of the shares subject to the options granted to Dr. Quay vest on each of the first four anniversaries of the date of grant.

(2)	One-third of the shares subject to the options granted to Dr. Brandt, Dr. Johnson and Mr. Wormuth vest on each of the first three anniversaries of the date of grant.

(3)	Options granted at market value on the date of grant.

(4)	Potential realizable value represents hypothetical gains that could be achieved for the options if exercised at the end of the option terms assuming that the Common Stock appreciates at the annual rate shown, compounded annually, from the date of grant until the expiration of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with rules of the SEC and do not represent an estimate or projection of the future price of the Common Stock. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock.

Aggregated Option Exercises in 2005 and Year-End Option Values

The following table provides information regarding the number and value of stock options exercised during 2005 by the executive officers named in the Summary Compensation Table. The table also provides information regarding the number and value of unexercised in-the-money options held at the end of 2005.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Shares		Options at		In-the-Money Options at
	Acquired on	Value	December 31, 2005		December 31, 2005(a)
	Exercise	Realized ($)	Exercisable	Unexercisable	Exercisable ($)	Unexercisable ($)

Dr. Steven C. Quay	360,873	1,472,959	800,000	700,000	1,424,000	—
Dr. Gordon C. Brandt	—	—	106,667	23,333	432,869	81,056
Dr. Paul H. Johnson	—	—	60,000	41,500	321,600	178,120
Philip C. Ranker	—	—	5,000	10,000	27,450	54,900
David E. Wormuth	60,000	533,408	42,501	32,499	201,949	91,764

(a)	Market value of shares subject to in-the-money options on December 31, 2005, less option exercise price. Options are in-the-money if the market value of the shares subject to the options is greater than the option exercise price.

Employment Contracts, Termination of Employment and Change in Control Arrangements

Dr. Steven C. Quay.  The employment agreement dated as of August 8, 2000 by and between the Company and Dr. Steven C. Quay, the Company’s Chairman of the Board, President and Chief Executive Officer, originally due to expire on August 8, 2003 (the “2000 Employment Agreement”), was amended and restated effective May 2, 2002 (the “2002 Employment Agreement”). Pursuant to the 2002 Employment Agreement, Dr. Quay’s annual base compensation was $432,575 in 2005. For 2005, Dr. Quay was also entitled to annual incentive cash compensation to be paid based on the achievement of certain performance levels in each of several performance areas agreed upon by the Company and Dr. Quay prior to the commencement of the year. The incentive cash compensation paid to Dr. Quay in 2005 was $200,000. Pursuant to the 2002 Employment Agreement, Dr. Quay was granted options to purchase 800,000 shares of Common Stock at an exercise price of $12.94 per share, which equaled the market price of the Common Stock on the date of grant. The grant was approved by stockholders on June 6, 2002. The option vests as follows: (i) 200,000 options vested on execution of the amended employment agreement, (ii) 200,000 options vested on August 8, 2003, (iii) 200,000 options vested on August 8, 2004, and (iv) 200,000 options vested on August 8, 2005. In addition, 100,000 options were also granted at an exercise price of $25.00 per share and vested on January 1, 2006. The 2002 Employment Agreement expired on December 31, 2005.

The Company, through the Compensation Committee of the Board of Directors, entered into a new employment agreement with Dr. Quay (the “2005 Employment Agreement”) for a term ending December 31, 2009. Pursuant to the 2005 Employment Agreement, which was executed on June 3, 2005, Dr. Quay will be entitled to annual base compensation of $500,000 in 2006, with an annual increase in base compensation of at least five percent for each year thereafter. Under the 2005 Employment Agreement, Dr. Quay’s incentive cash compensation is limited to fifty percent of his annual base compensation for the year, with the actual amount determined by the Board of Directors or the Compensation Committee in consultation with Dr. Quay, in light of performance criteria agreed upon by the Board of Directors or the Compensation Committee and Dr. Quay prior to the beginning of the year. Pursuant to the 2005 Employment Agreement, on July 20, 2005 Dr. Quay was granted 168,000 shares of restricted Common Stock and options to purchase 600,000 shares of Common Stock at an exercise price of $14.72 per share, the closing price of the Company’s Common Stock as reported on the Nasdaq National Market on July 20, 2005. The 600,000 options have a term of 10 years from the date of grant, and will vest in four equal annual installments beginning on July 20, 2006. The 168,000 shares of restricted stock will vest in four equal annual installments beginning on July 20, 2006.

The 2005 Employment Agreement also provides that the Company will, in connection with each election of directors of the Company during the term of the agreement, nominate, recommend and use its best efforts to cause the election to the Board of Directors of Dr. Quay and a person designated by Dr. Quay who is reasonably acceptable to the Company. The Company is also obligated to use all best efforts to cause the election of Dr. Quay as Chairman of the Board of Directors.

Under the 2005 Employment Agreement, in the event that, prior to December 31, 2009, the Company terminates Dr. Quay’s employment without cause or Dr. Quay is constructively terminated by the Company, Dr. Quay will be entitled to receive as severance the amount of base compensation that would have been payable to Dr. Quay through December 31, 2009. Upon such event, the vesting of the 168,000 shares of restricted Common Stock granted pursuant to the 2005 Employment Agreement, and the vesting and exercisability of the options to purchase 600,000 shares of Common Stock granted pursuant to the 2005 Employment Agreement, will be immediately and fully accelerated. For these purposes, a constructive termination means (i) a demotion or substantial diminution of responsibilities, (ii) a failure by the Company to honor its obligations under the agreement or (iii) prior to six months before the expiration date of the applicable agreement, either Dr. Quay or Dr. Quay’s designee (if any) is not elected to the Board of Directors, or Dr. Quay is not elected as Chairman of the Board, unless, in the case of Dr. Quay’s designee only, the lost election was the result of votes against the designee by non-affiliate stockholders of the Company representing the majority of the votes cast.

In the event that, prior to December 31, 2009, Dr. Quay’s employment is terminated due to disability or death, Dr. Quay or his estate, as applicable, is entitled to receive as severance the lesser of twelve months base compensation or the compensation that would have been payable to Dr. Quay through December 31, 2009, computed using the base salary rate in effect on the date of termination, as well as a pro rated incentive cash compensation payment for the year in which such termination occurs. In the event that Dr. Quay’s employment is terminated for any reason, each option granted to Dr. Quay pursuant to the 2005 Employment Agreement which is vested as of the date of such termination (or becomes vested as a result of such termination) shall remain exercisable for the remainder of its term, rather than expiring within the otherwise applicable exercise period (generally ninety (90) days) provided for in the event of termination of employment under the 2004 Plan.

In the event that, during the one-year period following a change in control of the Company and prior to January 1, 2010, Dr. Quay’s employment is terminated by the Company or by Dr. Quay for any reason, Dr. Quay will be entitled to receive as severance an amount equal to the greater of twelve months base compensation or the base compensation payable through December 31, 2009, and an additional payment equal to the sum of the pro-rated incentive cash compensation for the year in which he is terminated plus the full amount of targeted incentive cash compensation. Dr. Quay is also entitled to an additional gross-up payment to cover any “golden parachute” excise taxes that may be payable by Dr. Quay upon receipt of these severance payments. In addition, the vesting and exercisability of the options granted to Dr. Quay pursuant to his employment agreements will be immediately and fully accelerated. Pursuant to the agreements, a change in control generally means (i) the acquisition by any person or group of 40% or more of the Company’s voting securities, (ii) the Company’s reorganization or merger or sale of all or substantially of the Company’s assets, following which the Company’s stockholders prior to the consummation of such reorganization, merger or sale hold 60% or less of the voting securities of the surviving or acquiring entity, as applicable, (iii) a turnover of the majority of the Board of Directors as currently constituted, provided that under most circumstances any individual elected by a majority of the incumbent Board of Directors shall be considered as a member of the incumbent Board of Directors for this purpose, or (iv) a complete liquidation or dissolution of the Company.

Philip C. Ranker.  The Company and Philip C. Ranker, the Company’s Chief Financial Officer, are parties to an employment agreement effective as of January 1, 2006 for a term ending January 2, 2009 (the “Ranker Employment Agreement”). Pursuant to the terms of the Ranker Employment Agreement, Mr. Ranker will be entitled to receive base salary at the rate of $230,000 per annum commencing January 1, 2006, with his base salary thereafter being set by the Board of Directors and/or the Company’s Chief Executive Officer. Effective January 1, 2006, Mr. Ranker’s incentive cash compensation under the Ranker Employment Agreement is limited to forty percent of his annual base compensation for the year, with the actual amount to be determined by the Board of Directors and/or the Company’s Chief Executive Officer in light of performance criteria established by the Chief Executive Officer upon consultation with the Board of Directors.

Pursuant to the Ranker Employment Agreement, on January 1, 2006, Mr. Ranker was granted 20,133 shares of restricted Common Stock and options to purchase 20,133 shares of Common Stock at an exercise price of $14.72 per share, the closing price of the Company’s Common Stock as reported on the Nasdaq National Market on December 30, 2005. The 20,133 options have a term of 10 years from the date of grant, and will vest in three equal annual installments beginning on January 1, 2007. The 20,133 shares of restricted stock will vest in three equal annual installments beginning on January 1, 2007.

Under the Ranker Employment Agreement, in the event that, prior to January  2, 2009, the Company terminates Mr. Ranker’s employment without cause or if Mr. Ranker terminates his employment as the result of a substantial diminution in his authority or role as Chief Financial Officer, the failure of the Company to pay any amounts of base salary and/or incentive cash compensation, the failure of the Company to honor promptly any of its other material obligations under the Ranker Employment Agreement, or a material demotion in his title or status, then Mr. Ranker will be entitled to receive as severance a lump sum payment equal to twelve (12) months of his specified base salary at the rate in effect on the date of termination. Upon such event, the options and shares of restricted stock granted to Mr. Ranker pursuant to the Ranker Employment Agreement shall become fully vested such options shall become fully exercisable and shall remain exercisable for the remainder of the term set forth in the applicable option grant agreements.

In the event that, prior to January 2, 2009, the Ranker Employment Agreement is terminated due to disability or death, Mr. Ranker or his estate, as applicable, is entitled to receive as severance a lump sum payment equal his specified base salary at the rate in effect on the date of termination for the lesser of twelve (12) months or the remaining term of the Ranker Employment Agreement.

In the event that Mr. Ranker’s employment is terminated by the Company or by Mr. Ranker for any reason, other than due to death or disability, during the one-year period following a change in control of the Company and prior to January 2, 2009, or prior to the date upon which Mr. Ranker’s options and shares of restricted stock have become fully vested and such options are fully exercisable, Mr. Ranker will be entitled to receive as severance a lump sum payment equal to the greater of twelve (12) months base salary or the balance of his base salary through January 2, 2009, in each case at the rate in effect on the date of termination, the amount of his incentive cash compensation for the fiscal year in which the date of termination occurs, and an additional payment equal to the sum of the pro-rated incentive cash compensation for the year in which he is terminated plus a lump sum payment equal to the full amount of targeted incentive cash compensation for the year in which such termination occurs. In addition, upon such event, all of Mr. Ranker’s options and shares of restricted stock shall become fully vested and such options shall become fully exercisable and shall remain exercisable for the remainder of the term set forth in the applicable option grant agreements. Pursuant to the Ranker Employment Agreement, a change in control generally means (i) the acquisition by any person or group of 40% or more of the Company’s voting securities, (ii) the Company’s reorganization or merger or sale of all or substantially of the Company’s assets, following which the Company’s stockholders prior to the consummation of such reorganization, merger or sale hold 60% or less of the voting securities of the surviving or acquiring entity, as applicable, (iii) a turnover of the majority of the Board of Directors as currently constituted, provided that under most circumstances any individual elected by a majority of the incumbent Board of Directors shall be considered as a member of the incumbent Board of Directors for this purpose, or (iv) a complete liquidation or dissolution of the Company.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.

Executive Compensation Philosophy

The Company’s Compensation Committee is composed entirely of independent, outside directors. Its functions include establishing the general compensation policies of the Company, reviewing and approving compensation for the executive officers, and administering the Company’s stock option plans. One important goal that the Company has for the Compensation Committee is to have the members of the committee design compensation packages for executive officers of the Company sufficient to attract and retain persons of exceptional quality, and to provide effective incentives to motivate and reward such executives for achieving the scientific, financial and strategic goals of the Company essential to the Company’s long-term success and growth in stockholder value. The Company’s typical executive compensation package has historically consisted of three main components: (1) base salary; (2) incentive cash bonuses; and (3) stock options and restricted stock grants. From time to time, the Compensation Committee may retain compensation and other management consultants to assist with, among other things, structuring the Company’s various compensation programs and determining appropriate levels of salary, bonus and other compensatory awards payable to the Company’s executive officers and other employees, as well as to guide the Company in the development of near-term and long-term individual performance objectives established by the Compensation Committee.

Base Compensation

The Compensation Committee’s approach is to offer executive salaries competitive with those of other executives in the industry in which the Company operates. To that end, the Compensation Committee evaluates the competitiveness of its base salaries based upon information drawn from various sources, including published and proprietary survey data, consultants’ reports and the Company’s own experience recruiting and training executives and professionals. The Company’s base salary levels are intended to be consistent with competitive practice and such executive’s level of responsibility. Base salaries will be reviewed annually and may be increased by the Compensation Committee in accordance with certain performance criteria including, without limitation, (i) individual performance, (ii) Company performance, (iii) the functions performed by the executive officer and (iv) changes in the compensation peer group in which the Company competes for executive talent. The weight given such factors by the Compensation Committee may vary from individual to individual.

Bonuses

In addition to base salary, executives and managers are eligible to receive discretionary bonuses, from time to time, upon the achievement of certain scientific, financial and other business milestones related to Company and individual performance. At the beginning of each year, the Compensation Committee and the Company’s chief executive officer review each individual’s job responsibilities and goals for the upcoming year. The amount of the bonus and any performance criteria vary with the position and role of the individual within the Company. For the year ended December 31, 2005, discretionary incentive, merit and publication cash bonuses in recognition of services performed were awarded to executive officers as follows: $200,000 to Dr. Steven C. Quay, $88,550 to Dr. Gordon C. Brandt, $78,450 to Dr. Paul H. Johnson, $47,822 to Philip C. Ranker and $79,000 to David E. Wormuth.

Employee Stock Option Plans

The Company maintains three compensation plans under which equity compensation awards may be made to employees: the 2000 Plan, the 2002 Plan and the 2004 Plan (collectively herein, the “Employee Option Plans”). Awards are granted under the Employee Option Plans based on a number of factors, including (i) the executive officer’s or key employee’s position in the Company, (ii) his or her performance and responsibilities, (iii) the extent to which he or she already holds an equity stake in the Company, (iv) equity participation levels of comparable executives and key employees at other companies in the compensation peer group and (v) individual contribution to the success of the Company’s financial performance. However, the Employee Option Plans do not provide any formulated method for weighing these factors, and a decision to grant an award is based primarily upon the evaluation by the Compensation Committee, in consultation with the Company’s chief executive officer, of the past as well as the future anticipated performance and responsibilities of the individual in question.

Historically, the Company, from time to time, has granted stock options and other stock awards in order to provide certain executives with a competitive total compensation package and to reward them for their contribution to the long-term price performance of the Company’s Common Stock. Grants of stock options and other stock awards are designed to align the executive’s interest with that of the stockholders of the Company. In addition, to assist the Company in retaining employees and encouraging them to seek long-term appreciation in the value of the Company’s stock, awards generally are not exercisable immediately upon grant, but instead vest over a specified period. Accordingly, an employee must remain with the Company for a specified period to enjoy the full economic benefit of an award.

In 2005, the Compensation Committee approved equity compensation awards under the Company’s Employee Option Plans to executive officers of the Company as follows:

(i) on January 21, 2005, Dr. Gordon Brandt was granted options to purchase 7,500 shares of Common Stock at an exercise price of $10.39 per share and 7,500 restricted shares, each of which shall vest in three equal annual installments on each of the first three anniversary dates of the grant,

(ii) on January 21, 2005, Dr. Paul Johnson was granted options to purchase 4,000 shares of Common Stock at an exercise price of $10.39 per share and 4,000 restricted shares, each of which shall vest in three equal annual installments on each of the first three anniversary dates of the grant,

(iii) on May 25, 2005, David E. Wormuth was granted options to purchase 7,500 shares of Common Stock at an exercise price of $11.54 per share and 7,500 restricted shares, each of which shall vest in three equal annual installments on each of the first three anniversary dates of the grant,

(iv) on July 1, 2005, Philip C. Ranker was granted 2,175 restricted shares with a fair market value of $14.17 per share, which shall vest in three equal annual installments on each of the first three anniversary dates of the grant,

(v) on July 20, 2005, Dr. Steven C. Quay was granted options to purchase 600,000 shares of Common Stock at an exercise price of $14.72 per share and 168,000 restricted shares, each of which shall vest in four equal annual installments on each of the first four anniversary dates of the grant,

(vi) on September 7, 2005, Philip C. Ranker was granted 792 restricted shares with a fair market value of $14.65 per share, which shall vest in three equal annual installments on each of the first three anniversary dates of the grant,

(vii) on October 5, 2005, Dr. Paul Johnson was granted options to purchase 7,500 shares of Common Stock at an exercise price of $14.74 per share and 7,500 restricted shares, each of which shall vest in three equal annual installments on each of the first three anniversary dates of the grant, and

(viii) on December 16, 2005, Dr. Gordon Brandt was granted options to purchase 7,500 shares of Common Stock at an exercise price of $15.31 per share and 7,500 restricted shares, each of which shall vest in three equal annual installments on each of the first three anniversary dates of the grant.

401(k) Savings Plan

The Company maintains a tax-qualified 401(k) savings and profit sharing plan for its eligible employees (the “401(k) Plan”). Employees who have attained the age of 21 and completed at least three months and at least 250 hours of service with the Company are eligible to elect to defer up to the lesser of $14,000 during calendar year 2005 ($15,000 during calendar year 2006) or 100% of their base pay on a pre-tax basis. Participants age 50 and older may make additional pre-tax contributions to the 401(k) Plan of up to $4,000 during calendar year 2005 ($5,000 during calendar year 2006). The Company may make discretionary matching or profit sharing contributions to the 401(k) Plan on behalf of eligible participants in any plan year, as may be determined by the Board of Directors. For calendar year 2005, the Board of Directors decided to match employee pre-tax contributions of up to 6% of compensation at 25 cents for each dollar contributed by the employee. Accordingly, the Company made discretionary matching contributions of $112,000 to the 401(k) Plan for calendar year 2005, including matching contributions for executive officers as follows: $541 for Dr. Steven C. Quay, $3,410 for Dr. Gordon C. Brandt, $3,000 for Dr. Paul H. Johnson, $3,024 for Philip C. Ranker and $3,097 for David E. Wormuth.

Chief Executive Officer Compensation

Dr. Steven C. Quay, the Chairman of the Board, President and Chief Executive Officer of the Company, received a base salary during 2005 of $432,575 pursuant to terms and conditions of his employment agreement entered into in August 2000, as amended and restated in May 2002. Dr. Quay also was paid a cash bonus of $200,000 in recognition of services performed during fiscal 2005. Dr. Quay received no fees for his service as a director of the Company during fiscal 2005. The Compensation Committee recognizes Dr. Quay’s contributions to the Company’s operations and attempts to ensure that the President and Chief Executive Officer’s compensation is commensurate with the compensation of chief executive officers of comparable corporations. The Board of Directors deemed such bonus and Dr. Quay’s total compensation appropriate in light of his substantial contribution to the Company’s growth and success in 2005. Dr. Quay’s base compensation was increased to $500,000 effective January 1, 2006. The Company, through the Compensation Committee of the Board of Directors, has entered into a new employment agreement with Dr. Quay for a term ending December 31, 2009. A copy of the Company’s employment agreement with Dr. Quay was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated June 3, 2005, and its terms and conditions are disclosed more fully in this Proxy Statement under “Executive Compensation — Employment Contracts, Termination of Employment and Change in Control Arrangements.”

COMPENSATION COMMITTEE

John V. Pollock, Chairman
Susan B. Bayh
J. Carter Beese, Jr.
Myron Z. Holubiak

Compensation Committee Interlocks and Insider Participation

The Company’s Compensation Committee is currently composed of Directors Pollock, Bayh, Beese and Holubiak. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides aggregate information as of December 31, 2005 about Common Stock that may be issued (i) upon the exercise of options under all of the Company’s equity compensation plans, including the Nastech Pharmaceutical Company Inc. 1990 Stock Option Plan (the “1990 Plan”), the 2000 Plan, the 2002 Plan and the 2004 Plan, and (ii) upon the exercise of options granted to certain executive officers as inducement awards made pursuant to such officers’ employment agreements, which shares are covered by a Registration Statement on Form S-8.

	(a)		(b)	(c)
				Number of Securities
				Remaining Available for
				Future Issuance Under
	Number of Securities to be		Weighted-Average	Equity Compensation Plans
	Issued Upon Exercise of		Exercise Price of	(Excluding Securities
	Outstanding Options		Outstanding Options	Reflected in Column(a)

Equity compensation plans approved by security holders	2,033,833	(1)	$13.24	260,746
Equity compensation plans not approved by security holders	654,366	(2)	$11.90	86,856

Total	2,688,199		$12.92	347,602

(1)	Consists of 100,000 shares of Common Stock underlying awards made pursuant to the 1990 Plan, 1,333,833 shares of Common Stock underlying awards made pursuant to the 2002 Plan and 600,000 shares of Common Stock underlying awards made pursuant to the 2004 Plan. The Board of Directors has delegated authority to the Compensation Committee to serve as administrator of the 1990 Plan, the 2002 Plan and the 2004 Plan.

(2)	Consists of 529,366 shares of Common Stock underlying awards made pursuant to the 2000 Plan, and 125,000 shares of Common Stock underlying options awarded to Gregory L. Weaver, the Company’s former Chief Financial Officer, as an inducement to enter into his employment agreement with the Company in May 2002. As of February 1, 2006, Mr. Weaver had exercised all 125,000 options. Under the 2000 Plan, the Company is authorized to grant non-qualified stock options to purchase a maximum of 1,000,000 shares of Common Stock (subject to adjustment in the event of stock splits, stock dividends, recapitalization and other capital adjustments) to the Company’s employees, officers, directors and consultants. The Board of Directors has delegated authority to the Compensation Committee to serve as administrator of the 2000 Plan. The Compensation Committee has discretion as to the persons to be granted options, the number of shares subject to the options and the vesting schedules of the options. The 2000 Plan also provides that options shall be exercisable during a period of no more than ten years from the date of grant, and that the option exercise price shall be at least equal to 100% of the fair market value of the Common Stock on the date of grant.

COMPARISON OF STOCK PERFORMANCE

The following graph compares the cumulative total return on the Company’s Common Stock with the cumulative total return of the Nasdaq Composite Index and the Nasdaq Pharmaceutical Index for the period beginning on January 1, 2001 and ending on December 31, 2005. The graph assumes an investment of $100 on December 31, 2000 in the Company’s Common Stock and in each of the indices, and the reinvestment of all dividends, if any. The stockholder return shown on the graph below is not necessarily indicative of future performance, and the Company will not make or endorse any predictions as to future stockholder returns.

COMPARISON OF CUMULATIVE TOTAL RETURN

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Nastech Pharmaceutical Company Inc.	100.0	221.4	122.1	137.3	172.9	210.3
NASDAQ Stock Market Index (U.S.)	100.0	79.3	54.8	82.0	89.2	91.1
NASDAQ Pharmaceutical Stocks Index	100.0	85.2	55.1	80.7	86.0	94.7

PROPOSAL NO. 3

APPROVAL OF AN AMENDMENT TO THE NASTECH PHARMACEUTICAL COMPANY INC. 2004
STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES
AUTHORIZED THEREUNDER BY 1,000,000 SHARES, FROM 1,350,000 TO 2,350,000 SHARES.

Background

The stockholders of the Company approved the adoption of the 2004 Stock Incentive Plan (the “2004 Plan”) on June 9, 2004. An aggregate of 600,000 shares of the Company’s Common Stock were originally authorized for issuance in connection with grants under the 2004 Plan. On July 20, 2005, the stockholders of the Company approved the adoption of amendment no. 1 to the 2004 Plan to (i) increase the number of shares of Common Stock of the Company authorized for issuance pursuant to grants under the 2004 Plan by 750,000 shares from 600,000 to 1,350,000 shares, and (ii) increase the annual limit on the number of shares that may be issued to any one employee under the 2004 Plan by the same amount from 100,000 shares to 850,000 shares. As of March 31, 2006, 634,584 shares of restricted stock and 620,133 options have been issued under the 2004 Plan, no options or SARs have been awarded, and 136,198 shares remained available for future grants.

On October 5, 2005, the Board of Directors adopted amendment no. 2 to the 2004 Plan to give the Compensation Committee full discretionary authority with respect to the establishment of vesting provisions of awards of restricted stock under the 2004 Plan. On January 23, 2006, the Board of Directors adopted amendment no. 3 to the 2004 Plan to permit the forfeiture of shares of Common Stock as payment of the exercise price of options awarded under the 2004 Plan or to satisfying the payment of withholding taxes relating to an award under the 2004 Plan.

On March 1, 2006, the Board of Directors, acting on the recommendation of the Compensation Committee, has amended the 2004 Plan, subject to stockholder approval, to increase the number of shares of Common Stock of the Company authorized for issuance pursuant to grants under the 2004 plan by 1,000,000 shares from 1,350,000 shares to 2,350,000 shares. The Company intends to register the 1,000,000 share increase on Form S-8 under the Securities Act of 1933, as amended, as soon as practicable after receiving stockholder approval. No other changes or amendments have been made to the 2004 Plan. The 2004 Plan was previously provided to stockholders as Annex A to the Company’s notice of annual meeting and proxy statement dated May 7, 2004 in connection with the annual meeting of stockholders on June 9, 2004, and the 2004 Plan was filed with the Commission as Exhibit 99 to the Company’s registration statement on Form S-8 (File No. 333-118206). Amendment no. 1 to the 2004 Plan was filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K dated July 20, 2005, amendment no. 2 to the 2004 Plan was filed as Exhibit 10.18 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2005, and amendment no. 3 to the 2004 Plan was filed as Exhibit 10.24 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

The Board of Directors believes that approval of this amendment to the 2004 Plan is in the best interests of the Company and its stockholders because the availability of an adequate number of shares reserved for issuance under the Company’s equity compensation plans and the ability to grant stock options and make other stock-based awards thereunder is an important factor in attracting, motivating and retaining qualified personnel essential to the success of the Company. More specifically, the Board of Directors believes that this amendment is necessary to achieve key strategic objectives in our compensation program, namely to closely align management’s interests with the long-term interests of our stockholders, and to encourage employees to behave like owners of the Company by rewarding them when stockholder value is created. To this end, the Company has been closely monitoring its use of equity compensation awards in line with those objectives.

As of March 31, 2006 only 136,198 shares were available for future grants under the 2004 Plan, therefore stockholder approval of this Proposal No. 3 to increase the number of shares of Common Stock of the Company authorized for issuance under the 2004 Plan by 1,000,000 shares is necessary to ensure that a sufficient number of shares will be available to provide for future equity compensation awards directors, officers and employees of the Company.

Plan Provisions

Set forth below is a description of the terms and conditions of the 2004 Plan, as amended to date, except for the proposed increase in the number of shares of Common Stock of the Company authorized for issuance under the 2004 Plan by 1,000,000 shares.

General.  The 2004 Plan provides for the granting of stock options, restricted stock awards, stock appreciation rights, and performance-share awards to the Company’s employees and non-employee directors. The 2004 Plan does not permit the repricing of options or the granting of discounted options, and does not contain an evergreen provision (which would automatically increase the number of shares available under the plan). Provisions are included which allow grants under the 2004 Plan to meet the requirements for deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, (the “Code”), by being structured as performance-based compensation.

Administration and Duration.  The administration of the 2004 Plan is the responsibility of the Compensation Committee. It is anticipated that each member of the Compensation Committee will be a “non-employee Director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an “outside director” within the meaning of Section 162(m) of the Code. Currently, the Compensation Committee is comprised of four independent Directors who meet that description. Nevertheless, if the Compensation Committee is not so composed it will not invalidate any award. The Board of Directors also may act in place of the Compensation Committee. The Compensation Committee will have the authority to interpret the 2004 Plan, to establish and revise rules and regulations relating to the 2004 Plan, and to make any other determinations that it believes necessary or advisable for the administration of the 2004 Plan.

Limit On Awards Under the 2004 Plan.  The maximum number of shares of Common Stock as to which stock options and other stock awards may be granted under the 2004 Plan is 1,350,000 shares. Furthermore, the 2004 Plan provides that no individual may be granted stock options, stock appreciation rights or other stock-based awards with respect to more than 850,000 shares in any calendar year. These limits are subject to adjustment upon certain changes in the number of outstanding shares of Common Stock. The shares to be delivered under the 2004 Plan will be made available from authorized but unissued shares of Common Stock, from treasury shares, or from shares purchased in the open market or otherwise. Shares that are subject to awards under the 2004 Plan but are not actually issued (for example because the award lapses or is cancelled) and shares of unvested restricted stock that are forfeited will be available for further awards and options.

Eligibility for Awards.  Certain employees of the Company and the Company’s non-employee directors will be eligible to participate in the Plan. From time to time, the Compensation Committee will determine who will be granted awards and the number of shares subject to such awards. Under certain circumstances, the Compensation Committee may delegate to one or more officers the authority to designate the employees eligible to receive awards (other than the key officers) and the size of each such award. Each individual who receives an award under the Plan is referred to herein as a “Recipient.”

Stock Options.  Options granted under the 2004 Plan may be either non-qualified stock options or incentive stock options qualifying under Section 422 of the Code. The exercise price of any stock option may not be less than the fair market value of the stock on the date the option is granted. The option price is generally payable in cash or, with the consent of the Compensation Committee, in Common Stock.

The 2004 Plan makes unvested stock options immediately exercisable upon a change of control of the Company.

The Compensation Committee determines the terms of each stock option grant at the time of grant. Unless the option agreement granting an option specifies otherwise, options to employees will be exercisable as to one-third of the shares on each of the first three anniversaries of the option grant and will remain exercisable until the tenth anniversary of the date of grant. Options granted to non-employee directors generally will be fully exercisable on the earlier to occur of the first anniversary of the date of grant or the Company’s next annual meeting of stockholders, and the Compensation Committee has discretionary authority to establish other vesting criteria. No option may be exercised after the tenth anniversary of the date of grant.

Equity Compensation Awards

Stock Appreciation Rights.  A stock appreciation right (“SAR”) entitles the Recipient to receive — in cash or shares of stock, at the Compensation Committee’s discretion — the excess of the fair market value of a share of stock on the date of exercise over the fair market value on the date of grant (or over the option exercise price if the SAR is granted in connection with an option). A SAR may, but need not, relate to an option. The Compensation Committee determines the terms of each SAR at the time of the grant. A SAR cannot have a term longer than ten years.

Restricted Stock.  The Compensation Committee, in its discretion, may grant awards of restricted stock. A share of restricted stock is a share of Company stock that may not be transferred before it is vested and may be subject to such other conditions as the Compensation Committee sets forth in the agreement evidencing the award. In addition, if the Recipient terminates employment, he or she will forfeit any unvested shares unless the restricted stock grant agreement specifies otherwise. Furthermore, (unless the agreement granting restricted stock specifies otherwise), one third of a restricted stock award will vest on each of the first three anniversaries of the grant date. The grant or vesting of a restricted stock award may be made contingent on achievement of performance goals established by the Compensation Committee. In particular, if the Compensation Committee determines that a restricted stock award is intended to constitute “performance-based compensation” for purposes of Code Section 162(m) (see “Code Section 162(m)” below), the grant or vesting of the restricted stock award will be made contingent on achievement of objective performance targets based on corporate or divisional earnings-based measures (which may be based on net income, operating income, cash flow, residual income or any combination thereof) and/or one or more corporate, divisional or individual scientific or inventive measures.

Performance Shares.  The Compensation Committee, in its discretion, may grant awards of performance shares. A performance share entitles the Recipient to receive shares of Company stock or to be paid the value of such shares in cash, in the Compensation Committee’s discretion, if specified performance goals are met. If the Compensation Committee determines that a performance share award is intended to constitute “performance-based compensation” for purposes of Code Section 162(m) (see “Code Section 162(m)” below), the specified performance goals will be based on the criteria listed above under “Restricted Stock.”

Amendment or Termination.  Subject to applicable Nasdaq rules, the Board of Directors may amend, alter or terminate the 2004 Plan without stockholder approval. Under the Nasdaq rules, the Board of Directors may not, without stockholder approval, increase the total number of shares reserved for issuance under the 2004 Plan or make any other material changes to the 2004 Plan. In addition, no amendment, alteration or termination by the Board of Directors may materially affect the rights of a holder of a stock incentive award without the holder’s consent. Unless terminated earlier, the 2004 Plan will terminate on April 13, 2014. Upon termination of the 2004 Plan, outstanding grants and awards made before termination will continue in accordance with their terms. However, no new grants or awards may be made following termination.

Federal Income Tax Consequences

The following discussion outlines generally the current federal income tax consequences of the 2004 Plan. Applicable tax laws and their interpretations are subject to change at any time and application of such laws may vary in individual circumstances.

Incentive Stock Options.  A Recipient who is granted an incentive stock option does not recognize taxable income upon the grant or exercise of the option. However, the difference between the fair market value of Nastech common stock on the date of exercise and the option exercise price is a tax preference item for the purposes of alternative minimum tax calculations. A Recipient generally will receive long-term capital gain treatment on the disposition of shares acquired upon exercise of the option, provided that the disposition occurs more than two years from the date the option is granted, and the Recipient holds the stock acquired for more than one year. A Recipient who disposes of shares acquired by exercise prior to the expiration of the foregoing holding periods realizes ordinary income upon the disposition equal to the difference between the option price and the lesser of the fair market value of the shares on the date of exercise and the disposition price. Any appreciation between the fair market value of the shares on the date of exercise and the disposition price is taxed to the Recipient as long or short-term capital gain, depending on the length of the holding period. To the extent the Recipient recognizes ordinary income, Nastech receives a corresponding tax compensation deduction.

Nonqualified Stock Options.  A Recipient will not recognize income upon the grant of a nonqualified option. Upon exercise, the Recipient will recognize ordinary income equal to the excess of the fair market value of the stock on the date of exercise over the price paid for the stock. The Company is entitled to a tax compensation deduction equal to the ordinary income recognized by the Recipient. Any taxable income recognized by a Recipient in connection with an option exercise is subject to income and employment tax withholding. When the Recipient disposes of shares acquired by the exercise of a nonqualified option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as capital gain. Dispositions made after one year from the exercise date will be treated as long-term capital gain. Dispositions made less than one year from the exercise date will be treated as short-term capital gain.

Stock Appreciation Rights.  A Recipient will not recognize income upon the grant of an SAR. Upon exercise, the Recipient will recognize ordinary income equal to the cash or fair market value of the shares of Common Stock received from the exercise, which will be subject to income and employment tax withholding. The Company will receive a tax compensation deduction equal to the ordinary income recognized by the Recipient.

Restricted Stock.  Generally, a Recipient will not recognize income upon the grant of restricted stock. When the shares of restricted stock vest, the Recipient will recognize ordinary income equal to the fair market value of the stock, which will be subject to income and employment tax withholding. The Company will receive a tax compensation deduction equal to the amount of ordinary income recognized by the Recipient. A Recipient who receives a restricted stock award may elect to accelerate his or her tax obligation by submitting a Code Section 83(b) election within 30 days after the grant date, pursuant to which the Recipient will be taxed on the fair market value of the restricted stock as of the grant date, and the Company will receive a tax compensation deduction as of the grant date equal to the ordinary income recognized by the Recipient. Any gain upon a subsequent disposition of the shares will be long-term capital gain if the shares are held for more than one year and otherwise will be short-term capital gain. If, after making the Section 83(b) election, the shares are forfeited, the Recipient will not be entitled to a loss deduction.

Performance Shares.  A Recipient will not recognize income upon the grant of performance shares. At the time that the performance goals are achieved and the individual receives the shares or cash, he or she will recognize ordinary income equal to the cash or fair market value of Common Stock, or combination thereof, received, at which time the Recipient also will be subject to income and employment tax withholding. The Company will receive a tax compensation deduction equal to the amount of ordinary income recognized by the Recipient.

Code Section 162(m).  Code Section 162(m) denies the employer a federal income tax deduction for certain compensation in excess of $1 million per year paid to a “covered” employee, which includes the chief executive officer and the four other most highly paid executive officers of a publicly traded corporation. Certain types of compensation, including compensation based on performance criteria that are approved in advance by stockholders, are excluded from the computation of the deduction limit. Options and SARs granted under the 2004 Plan are excluded from the computation of the deduction limit and the Compensation Committee can cause other awards under the 2004 Plan to be similarly excluded from the computation of the deduction limit by conditioning the grant or vesting thereof upon specified performance goals.

Benefits To Named Executive Officers and Others.  It is not possible to determine at this time the number of stock incentives that will be granted in the future to the Company’s directors, executive officers and other employees, except with respect to the provisions of the 2005 Employment Agreement as they relate to Dr. Quay.

Section 409A.  The American Jobs Creation Act of 2004 (the “Act”), primarily through the addition of Section 409A of the Internal Revenue Code, altered the statutory framework governing the structure and taxation of certain deferred compensation arrangements. Guidance is still in the process of being issued by the

Internal Revenue Service, and if it is determined to be necessary, the 2004 Plan may be amended in the future, upon the advice of counsel, in order to comply with the requirements of the Act, or to change its provisions so that it is not a deferred compensation arrangement which is subject to the terms of the Act.

Vote Required and Board of Directors’ Recommendation

Assuming a quorum is present, the affirmative vote of a majority of the shares present at the Annual Meeting and entitled to vote, either in person or by proxy, is required for approval of Proposal No. 3. Abstentions will have the same effect as a vote against this proposal and broker non-votes will have no effect on the result of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 3.

SUBMISSION OF STOCKHOLDER PROPOSALS

The Company intends to hold its 2007 annual meeting of stockholders in June 2007. To be considered for inclusion in the Company’s notice of annual meeting and proxy statement for, and for presentation at, the 2007 annual meeting of the Company’s stockholders, a stockholder proposal must be received by the Director of Human Resources, Nastech Pharmaceutical Company Inc., 3450 Monte Villa Parkway, Bothell, Washington 98021, no later than January 8, 2007, and must otherwise comply with applicable rules and regulations of the SEC, including Rule 14a-8 of Regulation 14A under the Exchange Act.

The Company’s Bylaws require advance notice of any proposal by a stockholder intended to be presented at an annual meeting that is not included in the Company’s notice of annual meeting and proxy statement because it was not timely submitted under the preceding paragraph, or made by or at the direction of any member of the Board of Directors, including any proposal for the nomination for election as a director. To be considered for such presentation at the 2007 annual meeting of the Company’s stockholders, any such stockholder proposal must be received by the Director of Human Resources, Nastech Pharmaceutical Company, no earlier than February 13, 2007 and no later than April 2, 2007, and discretionary authority may be used if untimely submitted.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities (“Reporting Persons”), to file reports of ownership and changes in ownership with the SEC and with NASDAQ. Based solely on the Company’s review of the reports filed by Reporting Persons, and written representations from certain Reporting Persons that no other reports were required for those persons, the Company believes that, during the year ended December 31, 2005, the Reporting Persons met all applicable Section 16(a) filing requirements, except for Timothy M. Duffy, who, in July 2005 was three weeks delinquent in filing a Form 4 covering an award of restricted shares made in July 2005, which award was exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3(d) thereunder.

OTHER MATTERS

The Company will furnish without charge to each person whose proxy is being solicited, upon the written request of any such person, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as filed with the SEC, including the financial statements. Requests for copies of such Annual Report on Form 10-K should be directed to Philip C. Ranker, Secretary, Nastech Pharmaceutical Company Inc., 3450 Monte Villa Parkway, Bothell, Washington 98021.

The Board of Directors of the Company does not know of any other matters that are to be presented for action at the Annual Meeting. If any other matters are properly brought before the Annual Meeting or any adjournments thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their best judgment.

It is important that the proxies be returned promptly and that your shares be represented at the Annual Meeting. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

By order of the Board of Directors,

Philip C. Ranker
Secretary

May 8, 2006
Bothell, Washington

ANNUAL MEETING OF STOCKHOLDERS OF
NASTECH PHARMACEUTICAL COMPANY INC.

DATE:	June 13, 2006
TIME:	9:00 A.M. Eastern Daylight Time
PLACE:	THE UNIVERSITY CLUB
1 WEST 54TH STREET
NEW YORK, NEW YORK 10019
PROXY VOTING INSTRUCTIONS
MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE — Call toll-free 1-800-PROXIES
(1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Daylight Time on June 12, 2006.
â   Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.   â
■
The Board of Directors recommends a vote “FOR” proposal numbers 1, 2 and 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE    ☒
1. Election of Directors:

☐	FOR ALL NOMINEES

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)
NOMINEES:
O Dr. Steven C. Quay
O Susan B. Bayh
O J. Carter Beese, Jr.
O Dr. Alexander D. Cross
O Dr. Ian R. Ferrier

O Myron Z. Holubiak
O Leslie D. Michelson
O John V. Pollock
O Gerald T. Stanewick
O Bruce R. Thaw
O Devin N. Wenig

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

2.	Ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2006.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	Approval and adoption of an amendment to the Nastech Pharmaceutical Company Inc. 2004 Stock Incentive Plan to increase the number of shares authorized thereunder by 1,000,000 shares, from 1,350,000 shares to 2,350,000 shares.	☐	☐	☐
Any prior proxy authorized by the undersigned is hereby revoked. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the related Proxy Statement dated May 8, 2006.
TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
Your vote is important. Authorizing the proxies named herein to cast your vote in one of the three ways described on this instruction card in accordance with the General Corporation Law of the State of Delaware, votes all shares of common stock of Nastech Pharmaceutical Company Inc. that you are entitled to vote. We urge you to promptly authorize the proxies named herein to cast your vote by detaching, signing and returning the attached proxy card in the postage-paid envelope provided, or:

O R
If you vote over the Internet or by telephone, please do not mail your card.
■
NASTECH PHARMACEUTICAL COMPANY INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
     The undersigned hereby appoint(s) Dr. Steven C. Quay and Philip C. Ranker, or either of them, lawful attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Nastech Pharmaceutical Company Inc. (the “Company”) to be held at The University Club, 1 West 54th Street, New York, New York 10019, on Tuesday, June 13, 2006, at 9:00 a.m., Eastern Daylight Time, and any adjournment(s) or postponement(s) thereof, with all powers the undersigned would possess if personally present, and to vote the number of shares the undersigned would be entitled to vote if personally present.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for proposal numbers 1, 2 and 3. Any prior proxies are hereby revoked.
PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND
RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
(Continued and to be signed on the reverse side)
COMMENTS: